UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CONSTRUCTION PARTNERS, INC.
________________________________________________________________
(Name of Registrant as Specified in its Charter)

N/A
________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MARCH 20, 2024

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Construction Partners, Inc. (the “Company”) will be held on Wednesday, March 20, 2024, at 11:00 a.m., Central Time, at the DoubleTree by Hilton, located at 2740 Ross Clark Circle, Dothan, Alabama 36301. The Annual Meeting is being held for the following purposes:
1.to elect three Class III directors to serve for a three-year term expiring at the 2027 Annual Meeting of Stockholders;
2.to ratify the appointment of RSM US LLP as the Company’s independent registered public accountant for the fiscal year ending September 30, 2024;
3.to approve the adoption of the Construction Partners, Inc. 2024 Restricted Stock Plan;
4.to approve an amendment to the Construction Partners, Inc. 2018 Equity Incentive Plan to increase the number of shares reserved for issuance pursuant to awards; and
5.to transact such other business as may properly come before the Annual Meeting or any adjournment, postponement or recess thereof.
The Board of Directors has established January 22, 2024 as the record date for the Annual Meeting. Only holders of the Company’s Class A or Class B common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments, postponements or recesses thereof.
This proxy statement provides you with detailed information about the proposals to be voted on at the Annual Meeting. With this proxy statement, we are also including a copy of our 2023 Annual Report on Form 10-K (the “Annual Report”) in order to provide you with additional information about the Company. We encourage you to read this proxy statement and the Annual Report carefully.
The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice is hereby given may be transacted at any such adjournment.

By Order of the Board of Directors,

Ned N. Fleming, III
Executive Chairman of the Board of Directors
Dothan, Alabama
January 26, 2024

CONSTRUCTION PARTNERS, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, MARCH 20, 2024

This proxy statement (the “Proxy Statement”), along with the accompanying Notice of Annual Meeting of Stockholders (the “Notice”), is furnished on behalf of Construction Partners, Inc. (the “Company”) by its board of directors (the “Board”) and management in connection with the solicitation of your proxy to be voted at the 2024 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 11:00 a.m., Central Time, on Wednesday, March 20, 2024, at the DoubleTree by Hilton, located at 2740 Ross Clark Circle, Dothan, Alabama 36301, and at any adjournments, postponements or recesses thereof.
In this Proxy Statement, unless the context suggests or requires otherwise, references to “the Company,” “we,” “us” and “our” mean Construction Partners, Inc., a Delaware corporation, and, as appropriate, our subsidiaries. References to “SunTx” mean SunTx Capital Partners, a private equity firm based in Dallas, Texas. SunTx, together with its principals and their respective affiliates and family members (collectively, the “SunTx Group”), owns a controlling interest in our common stock.
We began mailing this Proxy Statement and the accompanying Notice on or about January 26, 2024 to all stockholders of the Company entitled to vote at the Annual Meeting.
________________________________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 20, 2024

This Proxy Statement is available for viewing, downloading and printing at www.proxyvote.com. Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, which includes our annual financial statements, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or by following the “Investors - SEC Filings” link on our website at www.constructionpartners.net. You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, including our financial statements, free of charge by sending a written request to the principal executive office of the Company at the following address: Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, Attention: Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
The Board, on behalf of the Company, is providing these proxy materials to you in connection with the Annual Meeting. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement, along with the Notice, summarizes the purposes of the Annual Meeting and certain information that will assist you in determining how to vote at the Annual Meeting.
What is a proxy?
A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Ned N. Fleming, III, our Executive Chairman, Fred J. (Jule) Smith, III, our President and Chief Executive Officer, and Gregory A. Hoffman, our Senior Vice President and Chief Financial Officer, to act as proxy holders at the Annual Meeting as to all shares for which proxies are returned or voting instructions are provided by internet or telephonic voting.
What is a proxy statement?
A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.
Who is soliciting my proxy?
This proxy solicitation is being made on behalf of the Company by its Board and management. The cost of this solicitation, including the cost of distributing the proxy materials, will be borne by the Company. Officers and employees of the Company may solicit proxies, either through personal contact or by mail, telephone or other electronic means. These officers and employees will not receive additional compensation for soliciting proxies. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed by the Company for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.
What is included in these materials?
These proxy materials include:
•the Proxy Statement for our Annual Meeting;
•a proxy card with a prepaid return envelope; and
•our 2023 Annual Report, which includes our audited consolidated financial statements.
This Proxy Statement and form of proxy are being mailed or made available to our stockholders on or about January 26, 2024.
What proposals will be voted on at the Annual Meeting?
The following four proposals are scheduled to be voted on at the Annual Meeting:
•Proposal 1: the election of three Class III directors to serve for a three-year term expiring at the 2027 Annual Meeting of Stockholders
•Proposal 2: the ratification of the appointment of RSM US LLP (“RSM”) as the Company’s independent registered public accountant for the fiscal year ending September 30, 2024
•Proposal 3: the approval of the adoption of the Construction Partners, Inc. 2024 Restricted Stock Plan (the “Restricted Stock Plan”)
•Proposal 4: the approval of an amendment to the Construction Partners, Inc. 2018 Equity Incentive Plan (the “Equity Incentive Plan”) to increase the number of shares reserved for issuance pursuant to awards

Who may vote at the Annual Meeting?
The Board has fixed January 22, 2024 as the record date (the “Record Date”) for determining stockholders of the Company entitled to receive notice of and vote at the Annual Meeting. Only stockholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were (i) 43,828,855 shares of Class A common stock, par value $0.001 (“Class A common stock”), issued and outstanding, held by 303 stockholders of record, and (ii) 8,998,511 shares of Class B common stock, par value $0.001 (“Class B common stock”), issued and outstanding, held by 36 stockholders of record. The actual number of beneficial holders of our Class A common stock is significantly greater than the number of stockholders of record and includes stockholders who are beneficial owners, but whose shares are held by banks, brokers and other nominees.
What are my voting rights under the Company’s dual class equity structure?
Our Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) provides for a dual class common stock structure consisting of Class A and Class B common stock. In this Proxy Statement, we refer to the Class A and Class B common stock collectively as the “common stock.” The rights of holders of our Class A common stock and our Class B common stock are identical, except with respect to voting rights, conversion rights and certain transfer restrictions applicable to our Class B common stock. With respect to each proposal to come before the stockholders at the Annual Meeting, including the election of directors, each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes. As of the Record Date, there were (i) 43,828,855 shares of Class A common stock outstanding, representing 83.0% of our total equity ownership and 32.8% of the total voting power of our outstanding common stock, and (ii) 8,998,511 shares of Class B common stock outstanding, representing 17.0% of our total equity ownership and 67.2% of the total voting power of our outstanding common stock. As of the Record Date, the SunTx Group beneficially owned 619,528 shares of Class A common stock and 6,829,641 shares of Class B common stock, representing 51.5% of the total voting power of our outstanding common stock. As a result of this ownership structure, holders of our Class B common stock, and the SunTx Group in particular, have the ability to elect all of the members of our Board and to control the outcome of any other proposals to come before the stockholders at the Annual Meeting.
If I hold my shares through a brokerage firm, bank or other nominee, how do I vote at the Annual Meeting?
If your shares are held through a brokerage firm, bank or other nominee (collectively, “nominees”), then you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you are invited to attend the Annual Meeting. However, you may vote shares held in “street name” in person at the Annual Meeting only if you obtain a signed proxy from the record holder (your nominee) giving you the right to vote the shares. You also have the right to direct your nominee how to vote your shares. Your nominee should have enclosed a voting instruction form explaining the process for voting your shares.
What is a broker non-vote?
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner about how to vote on the proposal and does not have discretionary voting power for that proposal. If your shares are held in street name through a nominee and you do not instruct your nominee about how to vote your shares, then your nominee may vote your shares only on routine matters or, in its discretion, may leave your shares unvoted. Broker non-votes will be counted as present for purposes of establishing a quorum.
The ratification of RSM as our independent registered public accounting firm for our fiscal year ending September 30, 2024 (“Proposal 2”) is the only routine matter to be presented at the Annual Meeting, and as a result, brokers have discretionary authority to vote your shares of common stock with respect to such proposal. The election of directors (“Proposal 1”), the approval of the adoption of the Restricted Stock Plan (“Proposal 3”) and the approval of an amendment to the Equity Incentive Plan to increase the number of shares reserved for issuance pursuant to awards (“Proposal 4”) are non-routine, and brokers will not be allowed to vote on these proposals without specific voting instructions from beneficial owners.

If I am a stockholder of record, how do I vote at the Annual Meeting?
If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, Inc. (“Continental”), then you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As the stockholder of record, you may vote your shares in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring to the Annual Meeting proof of your identity and your ownership of the Company’s common stock on the Record Date, such as the enclosed proxy card or a statement of ownership from Continental. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to, or are otherwise unable to, attend the Annual Meeting.
You also have the right to grant your voting proxy directly to the persons named as proxy holders, Ned N. Fleming, III, our Executive Chairman, Fred J. (Jule) Smith, III, our President and Chief Executive Officer, and Gregory A. Hoffman, our Senior Vice President and Chief Financial Officer, by any of the following means:
•By Internet: Go to the website www.proxyvote.com and follow the instructions. You will need the control number included on the enclosed proxy card in order to vote by internet.
•By Telephone: Dial toll-free 1-800-690-6903 and follow the recorded instructions. You will need the control number included on the enclosed proxy card in order to vote by telephone.
•By Mail: Mark your selections on the enclosed proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the enclosed pre-paid envelope. Mailed proxy cards must be received no later than March 19, 2024 in order to be counted at the Annual Meeting.
In accordance with the Company’s Amended and Restated By-laws (the “Amended and Restated By-laws”), a complete list of stockholders of record who are entitled to vote at the Annual Meeting will be available for inspection during the ten-day period ending on the day before the Annual Meeting at the main office of the Company during regular business hours.
May I revoke my proxy or change my voting instructions?
You may revoke your proxy or change your voting instructions prior to the Annual Meeting. If your shares are held through a nominee, you must follow the instructions from your nominee on how to change or revoke your voting instructions or how to vote in person at the Annual Meeting. If you are a stockholder of record, you may enter new voting instructions by using the internet or telephone methods described above or by mailing a new proxy card bearing a later date. Any of these methods will automatically revoke your earlier voting instructions if they are received by 11:59 p.m., Central Time, on March 19, 2024. You may also enter a new vote by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you cast a new vote at the Annual Meeting.
What vote is required to approve each proposal, how are abstentions and broker non-votes treated and what are my choices when voting?
The election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. Under a plurality voting standard, the directors who are elected to serve on our Board will be the three nominees receiving the highest number of votes cast in the election. For each nominee, stockholders may either vote “FOR” that nominee or “WITHHOLD” their vote with respect to that nominee.  Accordingly, shares electing to “WITHHOLD” from voting for a particular nominee and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors.
Approval of each of Proposal 2, Proposal 3 and Proposal 4 requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Under this standard, each of Proposal 2, Proposal 3 and Proposal 4 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. With respect to Proposals 2, 3 and 4, stockholders may either vote “FOR” or “AGAINST” the proposal or may “ABSTAIN” from voting on the proposal.  Shares abstaining from voting on Proposal 2, 3 or 4 will be counted as present for purposes of establishing a quorum but will have no effect on the outcome of the vote. Broker non-votes are not applicable to Proposal 2 because your broker has discretionary authority to vote your shares of common stock with respect to such proposal. Broker non-votes will have no effect on Proposal 3 or Proposal 4.
The holders of our common stock do not have cumulative voting rights with respect to the matters to be acted on at the Annual Meeting. Therefore, stockholders holding a majority in voting power of the shares of our common stock entitled to vote generally in the election of directors will be able to elect all of our directors.

What is the Board’s voting recommendation for the proposals?
The Board recommends that you vote your shares “FOR” each of the nominees to the Board for Proposal 1 and “FOR” the approval of Proposals 2, 3 and 4. If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on the proposals, your shares will be voted in accordance with the Board recommendations described above. The Board urges you to review these proxy materials carefully before you vote.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are unavailable at the time at which we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What happens if additional proposals are presented at the Annual Meeting?
Other than the proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Ned N. Fleming, III, our Executive Chairman, Fred J. (Jule) Smith, III, our President and Chief Executive Officer, and Gregory A. Hoffman, our Senior Vice President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, one or more of the Company’s nominees is not available as a candidate for director, then the persons named as proxy holders will vote shares for which completed proxies are returned for such other candidate or candidates as may be nominated by the Board.
What is the quorum requirement for the Annual Meeting?
The presence in person or by proxy of the holders of shares representing a majority of the voting power of all outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.
Who will count the vote?
We have engaged Broadridge Financial Solutions, Inc. to tabulate the votes represented by proxies from brokerage firms, banks and other nominees and stockholders of record. A representative of the Company will act as the inspector of election.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation and certification of the votes and (iii) to facilitate a successful proxy solicitation by the Board.
Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?
You may submit proposals and director nominations for consideration at future Annual Meetings of Stockholders as follows:
Stockholder Proposals under Rule 14a-8: In order for a proposal by a stockholder of the Company to be eligible to be included in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the proposal process mandated by Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal generally must be received by the Company on or before September 28, 2024 and must comply with the informational and other requirements set forth in Regulation 14A under the Exchange Act.

Inclusion of Stockholder Director Candidates on Company Proxy Card: Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of our Amended and Restated By-laws.
Other Stockholder Proposals and Nomination of Director Candidates: The Company’s Amended and Restated By-laws also permit stockholders to nominate directors or submit proposals for a vote at a meeting of stockholders outside of the process provided by Rule 14a-8. In order for a stockholder to raise a proposal from the floor at an Annual Meeting of Stockholders or nominate an individual for election as a director, the proposal or nomination generally must be received by the Company not more than 120 days or less than 90 days before the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders. Thus, in order for a proposal or nomination to be timely for the 2025 Annual Meeting of Stockholders, the proposal, together with the information required under the applicable by-law provision, generally must be received by the Company not earlier than November 20, 2024 or later than December 20, 2024.
Copy of Amended and Restated By-law Provisions: Our Amended and Restated By-laws are available on the SEC’s website at http://www.sec.gov. You may also contact our Secretary at our corporate headquarters for a copy of the relevant provisions of our Amended and Restated By-laws regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of our Amended and Restated By-laws is available on our website at www.constructionpartners.net under the “Investors - Governance” tab.
For additional information about the deadlines for stockholder proposals and nominations for director candidates, see the discussion below under the heading “Deadline for Stockholder Proposals.”
What does it mean if I receive more than one set of proxy materials?
If you received more than one set of proxy materials, then your shares are registered in different names or are in more than one account. For each set of proxy materials that you receive, please submit your vote for the control number that has been assigned to you in such materials.
How do I obtain a separate set of proxy materials if I share an address with other stockholders?
To reduce expenses, in some cases, we may deliver one set of proxy materials to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. However, in such situations, a separate proxy card has been included with the proxy materials for each stockholder. If you have received only one set of proxy materials, you may request separate copies to be delivered promptly at no additional cost to you by calling us at (334) 673-9763 or by writing to us at Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, Attention: Secretary. We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single set of proxy materials was delivered.
If I share an address with other stockholders of the Company, how can we receive only one set of proxy materials for future meetings?
You may request that we send you and the other stockholders who share an address with you only one set of proxy materials by calling us at (334) 673-9763 or by writing to us at Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, Attention: Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by: (i) each of our directors, including each director nominee; (ii) each of our named executive officers (our “NEOs”); (iii) all of our current directors and executive officers as a group; and (iv) each stockholder known by the Company to beneficially own more than 5% of a class of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that an individual or group has the right to acquire within 60 days of the Record Date, including through the exercise of derivative securities, such as options, are deemed to be beneficially owned by such individual or group and are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
The applicable percentage of ownership is based on a total of 43,828,855 shares of Class A common stock and 8,998,511 shares of Class B common stock outstanding as of the Record Date. Each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to ten votes per share. The Class A common stock and Class B common stock vote together on all matters submitted to a vote of stockholders, unless otherwise required by applicable law, our Amended and Restated Certificate of Incorporation or our Amended and Restated By-laws. Neither class of our common stock has cumulative voting rights. Except as indicated in the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own. The Company does not know of any arrangements, including any pledge by any person of the Company’s securities, the operation of which may at a subsequent date result in a change in control of the Company. Unless otherwise indicated, the address for each director and NEO is: c/o Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303.

	Common Stock Beneficially Owned
	Class A		Class B
Name of Beneficial Holder	Shares	% of Class	Shares	% of Class	% of Total Voting Power †
5% STOCKHOLDERS
SunTx Capital II Management Corp. (1) (2)	397,991	*	4,197,876	46.7%	31.7%
Grace, Ltd. (3)	—	*	1,250,000	13.9%	9.3%
Conestoga Capital Advisors, LLC (4)	4,798,691	10.9%	—	*	3.6%
Geneva Capital Management LLC (5)	2,714,052	6.2%	—	*	2.0%
Kayne Anderson Rudnick Investment Management LLC (6)	4,310,440	9.8%	—	*	3.2%
Blackrock, Inc. (7)	2,978,459	6.8%	—	*	2.2%
Invesco Ltd. (8)	2,191,966	5.0%	—	*	1.6%

DIRECTORS
Ned N. Fleming, III (9) (10)	559,066	1.3%	5,949,748	66.1%	44.9%
Craig Jennings (9) (11)	427,722	*	4,549,054	50.6%	34.3%
Mark R. Matteson (9) (12)	428,722	*	4,726,591	52.5%	35.6%
Michael H. McKay (13)	52,624	*	40,098	*	*
Charles E. Owens (14)	—	*	1,256,775	14.0%	9.4%
Stefan L. Shaffer (15)	34,495	*	—	*	*
Noreen E. Skelly (16)	22,934	*	—	*	*
Fred J. (Jule) Smith, III (17)	147,725	*	476,523	5.3%	3.7%

NON-DIRECTOR NEOS
M. Brett Armstrong (18)	60,693	*	20,160	*	*
Robert P. Flowers (19)	70,225	*	5,990	*	*
John L. Harper (20)	180,106	*	—	*	*

	Common Stock Beneficially Owned
	Class A		Class B
Name of Beneficial Holder	Shares	% of Class	Shares	% of Class	% of Total Voting Power †
Gregory A. Hoffman (21)	47,245	*	—	*	*
R. Alan Palmer (22)	26,793	*	80,209	*	*

All Current Directors and Executive Officers as a Group (14 persons)	1,305,288	3.0%	8,629,187	95.9%	65.5%

*	Represents less than 1%.
†	Represents the voting power with respect to all shares of Class A common stock and Class B common stock outstanding as of the Record Date, voting as a single class.
(1)	Consists of (a) 234,930 shares of Class A common stock and 2,585,096 shares of Class B common stock held directly by SunTx Capital Partners II, L.P. (“SunTx Partners II”), (b) 128,134 shares of Class A common stock and 1,294,908 shares of Class B common stock held directly by SunTx Capital Partners II Dutch Investors, L.P. (“SunTx Partners II Dutch”), (c) 674 shares of Class B common stock held directly by SunTx Capital II Management Corp. (“SunTx Capital II Management”), (d) 34,927 shares of Class A common stock and 76,190 shares of Class B common stock held directly by N. Nelson Fleming, IV and (e) 241,008 shares of Class B common stock held directly by the Ned N. Fleming, IV 2013 Trust. SunTx Capital Partners II GP, LP (“SunTx Partners II GP”) is the general partner of SunTx Partners II and SunTx Partners II Dutch. SunTx Capital II Management is the general partner of SunTx Partners II GP. Each of SunTx Partners II GP and SunTx Capital II Management may be deemed to beneficially own securities of the Company held by SunTx Partners II and SunTx Partners II Dutch. Each such entity disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. SunTx Capital Management Corp., SunTx Capital II Management, N. Nelson Fleming, IV and the Ned N. Fleming, IV 2013 Trust are parties to a voting agreement, pursuant to which N. Nelson Fleming, IV and the Ned N. Fleming, IV 2013 Trust agreed to vote their shares of common stock in favor of SunTx Capital Management Corp. and SunTx Capital II Management’s recommended candidates for service on the Board. As a result, SunTx Capital Management II has shared voting power over the shares held directly by N. Nelson Fleming, IV and the Ned N. Fleming, IV 2013 Trust. The business address of SunTx Capital II Management is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 1000, Dallas, Texas 75240.
(2)	Ned N. Fleming, III, Executive Chairman of our Board, is the majority shareholder and sole director of SunTx Capital II Management. Craig Jennings and Mark R. Matteson, each a director of the Company, are shareholders of SunTx Capital II Management. Each of Mr. Fleming, Mr. Jennings and Mr. Matteson may be deemed to beneficially own securities of the Company held by SunTx Partners II, SunTx Partners II Dutch and SunTx Capital II Management (collectively, the “SunTx Entities”). Each such person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The business address of each of the foregoing persons is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 1000, Dallas, Texas 75240.
(3)	Charles E. Owens, the Vice Chairman of our Board, is the general partner of Grace, Ltd. As the general partner of Grace, Ltd., Mr. Owens may be deemed to beneficially own shares held by Grace, Ltd. Mr. Owens disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The business address of Grace, Ltd. is 10 Chateau Place, Dothan, Alabama 36303.
(4)	Beneficial ownership information is as of December 31, 2023, as reported on a Schedule 13G/A filed by Conestoga Capital Advisors, LLC (“Conestoga”) on January 5, 2024. As reported on the Schedule 13G/A, Conestoga beneficially owned a total of 4,798,691 shares of Class A common stock as of the report date, including 2,644,907 shares in the Conestoga Small Cap Fund. Of the reported shares, Conestoga had sole voting power over 4,540,482 shares and sole dispositive power over 4,798,691 shares. The address of the business office of Conestoga is 550 East Swedesford Road, Suite 120, Wayne, Pennsylvania 19087.

(5)	Beneficial ownership information is as of December 31, 2022, as reported on a Schedule 13G/A filed by Geneva Capital Management LLC (“Geneva Capital Management”) on February 10, 2023. As reported on the Schedule 13G/A, Geneva Capital Management beneficially owned a total of 2,714,052 shares of Class A common stock as of the report date. Of the reported shares, Geneva Capital Management held shared voting power over 2,672,459 shares and shared dispositive power over 2,714,052 shares. The address of the business office of Geneva Capital Management is 411 East Wisconsin Avenue, Suite 2320, Milwaukee, Wisconsin 53202.
(6)	Beneficial ownership information is as of December 31, 2022, as reported on a Schedule 13G/A filed by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”) on February 14, 2023. As reported on the Schedule 13G/A, Kayne Anderson beneficially owned a total of 4,310,440 shares of Class A common stock as of the report date. Of the reported shares, Kayne Anderson held sole voting power over 2,573,385 shares, sole dispositive power over 3,191,110 shares, and shared voting and dispositive power over 1,119,330 shares. The address of the business office of Kayne Anderson is 2000 Avenue of the Stars, Suite 1110, Los Angeles, California 90067.
(7)	Beneficial ownership information is as of December 31, 2022, as reported on a Schedule 13G/A filed by Blackrock, Inc. (“Blackrock”) on January 31, 2023. As reported on the Schedule 13G/A, Blackrock beneficially owned a total of 2,978,459 shares of Class A common stock as of the report date. Of the reported shares, Blackrock held sole voting power over 2,931,167 shares and sole dispositive power over 2,978,459 shares. The address of the business office of Blackrock is 55 East 52nd Street, New York, New York 10055.
(8)	Beneficial ownership information is as of December 31, 2022, as reported on a Schedule 13G filed by Invesco Ltd. (“Invesco”) on February 10, 2023. As reported on the Schedule 13G/A, Invesco beneficially owned a total of 2,191,966 shares of Class A common stock as of the report date. Of the reported shares, Invesco held sole voting power over 2,091,675 shares and sole dispositive power over 2,191,966 shares. The address of the business office of Invesco is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.
(9)	Includes shares of Class A and Class B common stock held by the SunTx Entities, N. Nelson Fleming, IV and the Ned N. Fleming, IV 2013 Trust. SunTx Capital Management II has shared voting power over the shares held directly by N. Nelson Fleming, IV and the Ned N. Fleming, IV 2013 Trust. See footnotes 1 and 2 above.
(10)	Also includes (a) 4,000 shares of Class A common stock owned by Mr. Fleming’s spouse, (b) 272 shares of Class B common stock held by Boyle Fleming & Co, Inc., a corporation for which Mr. Fleming serves as an executive officer and, in such capacity, holds the power to vote and direct the disposition of the shares, (c) 1,740,472 shares of Class B common stock held by Malachi Holdings, L.P., a limited partnership for which Mr. Fleming serves as general partner and, in such capacity, holds the power to vote and direct the disposition of the shares, (d) 8,433 shares of Class B common stock held by the SunTx Capital Savings Plan FBO Ned N. Fleming, III, over which shares Mr. Fleming holds the power to vote and direct the disposition, and (e) 14,168 restricted shares of Class A common stock that will vest on January 1, 2025.
(11)	Also includes (a) 351,178 shares of Class B common stock held by CJCT Associates, L.P. (“CJCT”), a limited partnership for which Mr. Jennings serves as general partner and, in such capacity, holds the power to vote and direct the disposition of the shares and (b) 5,667 restricted shares of Class A common stock that will vest on January 1, 2025.
(12)	Also includes (a) 528,715 shares of Class B common stock held by AMDG Associates, L.P. (“AMDG”), a limited partnership for which Mr. Matteson serves as general partner and, in such capacity, holds the power to vote and direct the disposition of the shares and (b) 5,667 restricted shares of Class A common stock that will vest on January 1, 2025.
(13)	Includes (a) 40,098 shares of Class B common stock held by the Michael H. McKay Trust., a revocable trust for which Mr. McKay serves as sole trustee and, in such capacity, holds the power to vote and direct the disposition of the shares and (b) 5,667 restricted shares of Class A common stock that will vest on January 1, 2025.
(14)	Includes 1,250,000 shares of Class B common stock held by Grace, Ltd. See footnote 3 above.
(15)	Includes 5,667 restricted shares of Class A common stock that will vest on January 1, 2025.
(16)	Includes (a) 5,934 shares of Class A common stock held by the Skelly Revocable Trust, a revocable trust for which Ms. Skelly serves as co-trustee, and, in such capacity, shares the power to vote and direct the disposition of such shares, and (b) 5,667 restricted shares of Class A common stock that will vest on January 1, 2025.

(17)
Includes 134,582 shares of Class B common stock held by Tar Frog Investment Management, LLC, a limited liability company for which Mr. Smith serves as co-manager, and, in such capacity, shares the power to vote and direct the disposition of the shares. Also includes 119,382 restricted shares of Class A common stock that vest as follows: (a) 57,708 shares on September 30, 2024, (b) 55,876 shares on September 30, 2025 (c) 3,960 shares on September 30, 2026 and (d) 1,838 shares on September 30, 2027. As of the Record Date, Mr. Smith had pledged 341,941 shares of Class B common stock as security for personal financial arrangements. These pledges were approved by the Company in advance pursuant to the Company’s policy governing such arrangements.

(18)
Includes 50,118 restricted shares of Class A common stock that vest as follows: (a) 24,032 shares on September 30, 2024, (b) 23,082 shares on September 30, 2025, (c) 2,085 shares on September 30, 2026 and (d) 919 shares on September 30, 2027.

(19)
Includes 58,702 restricted shares of Class A common stock that vest as follows: (a) 28,814 shares on September 30, 2024, (b) 27,766 shares on September 30, 2025, (c) 1,664 shares on September 30, 2026 and (d) 460 shares on September 30, 2027.

(20)
Includes (a) 1,000 shares owned by Mr. Harper’s spouse, (b) 15,000 shares held by the Frances Harper Trust, for which Mr. Harper serves as sole trustee, and in such capacity holds the sole power to vote and direct the disposition of such shares, and (c) 15,000 shares held by the Harper Family Trust, for which Mr. Harper serves as co-trustee, and in such capacity shares the power to vote and direct the disposition of such shares. Also includes 60,850 restricted shares of Class A common stock that vest as follows: (a) 29,413 shares on September 30, 2024, (b) 28,326 shares on September 30, 2025, (c) 2,183 shares on September 30, 2026 and (d) 928 shares on September 30, 2027. As of the Record Date, Mr. Harper had pledged a total of 77,000 shares of Class A common stock as security for personal financial arrangements. This pledge was approved by the Company in advance pursuant to the Company’s policy governing such arrangements.

(21)
Includes 39,464 restricted shares of Class A common stock that vest as follows: (a) 18,541 shares on September 30, 2024, (b) 17,793 shares on September 30, 2025, (c) 2,005 shares on September 30, 2026 and (d) 1,125 shares on September 30, 2027.

(22)	Includes 20,000 restricted shares of Class A common stock that vest as follows: (a) 10,000 shares on September 30, 2024 and 10,000 shares on September 30, 2025. Mr. Palmer retired as Executive Vice President and Chief Financial Officer of the Company on March 31, 2023, and although Mr. Palmer remains an employee of the Company, he ceased to be an executive officer of the Company on that date. The reported number of shares are determined on the basis of the Company’s internal records and information provided by Mr. Palmer.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors
Our Amended and Restated Certificate of Incorporation provides that the number of members of the Board will be determined from time to time by resolution of the Board. Currently, the Board consists of eight members. The Board is divided into three classes, with Classes I and III consisting of three directors each and Class II consisting of two directors. The directors in each class serve three-year terms, with one class elected each year.
Our current directors are divided into the following classes:
•Class I, consisting of Ned N. Fleming, III, Charles E. Owens and Fred J. (Jule) Smith, III, whose terms will expire at the 2025 Annual Meeting of Stockholders;
•Class II, consisting of Craig Jennings and Mark R. Matteson, whose terms will expire at the 2026 Annual Meeting of Stockholders; and
•Class III, consisting of Michael H. McKay, Stefan L. Shaffer and Noreen E. Skelly, whose terms will expire at the Annual Meeting.

Information about the Nominees and Other Directors
Set forth below are the biographies of each of the nominees and our other directors, including their names, ages, the committees of the Board on which they serve, positions and offices held with the Company, if any, principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that each person listed below should serve as a director is set forth below. The stock ownership of each director is set forth in the table above entitled “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position
Ned N. Fleming, III (2) (3)	63	Executive Chairman of the Board
Craig Jennings (3)	65	Director
Mark R. Matteson (2) (3)	60	Director
Michael H. McKay (1)	62	Director
Charles E. Owens (3)	73	Vice Chairman of the Board
Stefan L. Shaffer (1) (2)	66	Director
Noreen E. Skelly (1)	59	Director
Fred J. (Jule) Smith, III	54	President, Chief Executive Officer and Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
Class III Nominees - Terms Expire at the Annual Meeting
Michael H. McKay has served as a member of the Board since 2002. Mr. McKay has been an Advisory Partner at Bain & Company since 2009. He also serves as a member of the board of directors of Hubbardton Forge, LLC and served on the board of directors of Big Outdoor Holdings, LLC until 2023. Since joining Bain & Company in 1987, he helped found its Private Equity Group and has evaluated and developed strategies for hundreds of businesses. From 2004 to 2006, Mr. McKay served as Chief Investment Officer of a principal investment firm based in Washington, D.C., making public and private investments, and was Managing Partner of a Boston-based hedge fund from 2006 to 2009. Until 2022, Mr. McKay was also a Senior Lecturer at the Brandeis International Business School, where he has served on the faculty since 2010. Mr. McKay received a Master of Business Administration from The University of Chicago Graduate School of Business, where he received the Mayer Prize as top graduating student, and a Bachelor of Arts with high distinction in Economics from Harvard University.

We believe that Mr. McKay’s experience analyzing, financing and investing in public and private companies makes him well-qualified to serve as a director of our Company.
Stefan L. Shaffer has served as a member of the Board since 2018. Mr. Shaffer is the Managing Partner of SPP Capital Partners, a middle market investment banking and asset management firm that he co-founded in 1989. Prior to founding SPP Capital Partners, Mr. Shaffer was a Vice President in the Private Placement Group at Bankers Trust Company from 1986 to 1989, and engaged in private law practice at White & Case LLP from 1982 to 1986. Mr. Shaffer received a Juris Doctor from Cornell University Law School and a Bachelor of Arts from Colgate University. We believe that Mr. Shaffer’s experience analyzing, financing and advising public and private companies makes him well-qualified to serve as a director of our Company.
Noreen E. Skelly has served as a member of our Board since 2019. Ms. Skelly currently serves as the Chief Financial Officer for Blue Sky Bank, a commercial bank headquartered in Pawhuska, Oklahoma, with locations throughout Oklahoma and Texas. She previously served as Chief Financial Officer of Broadway National Bank, a commercial bank headquartered in San Antonio, Texas, from August 2021 to August 2022 and as Executive Vice President and Chief Financial Officer of Veritex Holdings, Inc., the publicly traded holding company of Veritex Community Bank, headquartered in Dallas, Texas, from June 2012 through January 2019. Prior to that, Ms. Skelly was the Chief Financial Officer of Highlands Bancshares, Inc., a bank holding company located in the Dallas, Texas area. Her experience includes serving in various senior management positions within the corporate finance functions at Comerica Bank and ABN AMRO / LaSalle Bank. Ms. Skelly began her professional career at the Federal Reserve Bank of Chicago and was promoted to serve as an accounting policy analyst for the Board of Governors of the Federal Reserve System in Washington, D.C. Ms. Skelly received a Master of Business Administration from the University of Chicago Booth School of Business and a Bachelor of Business Administration in finance from the University of Texas at Austin. We believe that Ms. Skelly’s experience as a chief financial officer of a publicly traded company and as a finance executive make her well-qualified to serve as a director of our Company.
Class I Continuing Directors - Terms Expire in 2025
Ned N. Fleming, III is one of the founders of our Company and has served as Executive Chairman of the Board since our inception. He has served as Managing Partner of SunTx since 2001 and also serves as chairman of the board of directors of Anchor Partners, LLC, Cone Machinery Holdings, LLC and RB Fire United, LLC. Mr. Fleming previously served as a member of the board of directors of Big Outdoor Holdings, LLC, Veritex Holdings, Inc., a publicly traded bank holding company, DF&R Restaurants, Inc., a formerly publicly traded restaurant operator, and Spinnaker Industries, Inc., a publicly traded materials manufacturing company. Prior to co-founding SunTx in 2001, Mr. Fleming served as President and Chief Operating Officer of Spinnaker Industries, Inc. until its sale in 1999. Prior to that, Mr. Fleming worked at a Dallas-based private investment firm, where he led acquisitions in the food and beverage and defense industries. Mr. Fleming received a Master of Business Administration with distinction from Harvard Business School and a Bachelor of Arts in Political Science from Stanford University. As a result of his role with our Company since our inception, Mr. Fleming has significant knowledge of us and our industry, which we believe makes him well-qualified to serve as a director of our Company.
Charles E. Owens is one of the founders of our Company and served as our President and Chief Executive Officer and as a member of our Board from our inception until March 2021, when he transitioned to the role of Vice Chairman of the Board. From 1990 until its sale in 1999, Mr. Owens was President and Chief Executive Officer of Superfos Construction U.S., Inc. (“Superfos”), the North American operation of Superfos a/s, a publicly held Danish company. During his tenure at Superfos, he oversaw the successful acquisition and integration of approximately 35 companies, leading Superfos to become one of the largest highway construction companies in the United States. Prior to 1990, Mr. Owens was President of Couch Construction, Inc., a subsidiary of Superfos headquartered in Dothan, Alabama. Mr. Owens received a Bachelor of Business Administration from Troy University. As a result of his role with our Company since our inception, Mr. Owens has significant knowledge of us and our industry, which we believe makes him well-qualified to serve as a director of our Company.
Fred J. (Jule) Smith, III has served as our President and Chief Executive Officer since April 2021 and as a member of our Board since November 2021. Before that, Mr. Smith served as our Chief Operating Officer from October 2020 to March 2021 and as a Senior Vice President of the Company since 2017. From 2005 until October 2020, Mr. Smith also served in various management roles for FSC II, LLC, our North Carolina subsidiary (“FSC”), including as its President from 2009 to 2020. Before joining FSC, Mr. Smith served as Chief Operating Officer of Fred Smith Construction, Inc. from 2005 to 2009. Prior to that, he held various other positions within Fred Smith Construction, Inc. and also served in the supply corps of the U.S. Navy. Mr. Smith received a Master of Business Administration and a Bachelor of Arts in History from Wake Forest University. We believe that Mr. Smith’s extensive experience in our industry and tenure as a key officer of our Company make him well-qualified to serve as a director of our Company.

Class II Continuing Directors - Terms Expire in 2026
Craig Jennings has served as a member of the Board since 2017. Since 2001, he has been a partner and Chief Financial Officer of SunTx. Prior to co-founding SunTx, Mr. Jennings was Vice President of Finance and Treasurer of Spinnaker Industries, Inc., a publicly traded materials manufacturing company, until its sale in 1999. Prior to that, Mr. Jennings held senior finance positions at a publicly traded oil field services company and a publicly traded food and beverage company, and also was a Senior Audit Manager with Ernst & Young LLP. Mr. Jennings received his Bachelor of Business Administration from the University of Toledo and is a Certified Public Accountant. We believe that Mr. Jennings’ investment, financial and directorship experience makes him well-qualified to serve as a director of our Company.
Mark R. Matteson has served as a member of the Board since our inception. Since 2001, he has been a partner of SunTx. Prior to co-founding SunTx in 2001, Mr. Matteson was Vice President of Corporate Development of Spinnaker Industries, Inc., a publicly traded materials manufacturing company, until its sale in 1999. He currently serves as chairman of the board of directors of Freedom Truck Finance, LLC and as a member of the board of directors of Anchor Partners, LLC. Mr. Matteson received a Master of Business Administration from Georgetown University and a Bachelor of Arts in Foreign Service and International Politics from The Pennsylvania State University. As a result of his role with our Company since our inception, Mr. Matteson has significant knowledge of us and our industry, which we believe makes him well-qualified to serve as a director of our Company.

Board Skills, Experience and Diversity

We value diversity throughout our Company, including on our Board, and seek to achieve a mix of Board members that represents a diversity of backgrounds and experiences. We believe that diversity among the members of our Board is an integral component of effective corporate governance, improves the quality of decision-making and strategic vision, and represents the kind of company we aspire to be. Our Board is representative of a diverse group of backgrounds, viewpoints and ages. As described further below under the heading “Nomination and Consideration of Director Candidates,” we consider candidates for Board service first on the basis of merit, while giving due consideration to diversity criteria.

The table below summarizes certain key qualifications, skills and attributes possessed by our directors that support their respective contributions to our Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. Our directors’ biographies describe each director’s background and relevant experience in more detail.

Skill or Experience	Fleming	Jennings	Matteson	McKay	Owens	Shaffer	Skelly	Smith
Leadership	✓	✓	✓	✓	✓	✓	✓	✓
Finance/Accounting	✓	✓	✓	✓	✓	✓	✓	✓
Government Relations					✓	✓		✓
Insurance	✓		✓					✓
Heavy Industry	✓		✓	✓	✓			✓
Investor Relations	✓	✓	✓	✓	✓	✓	✓
Investments	✓	✓	✓	✓	✓	✓	✓
HR / Executive Compensation	✓	✓	✓		✓	✓
Sustainability / ESG	✓				✓	✓		✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓
Capital Markets	✓	✓	✓	✓		✓	✓

In accordance with Nasdaq Listing Rule 5606, the following chart sets forth certain self-identified personal demographic characteristics of our directors as of the dates indicated.
Board Diversity Matrix (As of December 31, 2023 and 2022)

Total Number of Directors			8
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7		—	—

Part II: Demographic Background
White	1	7		—	—

Information about Executive Officers Who Are Not Also Directors
The following table sets forth certain information about our executive officers who are not also directors. Executive officers are elected by the Board to serve at the Board’s discretion until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification or removal.

Name	Age	Position
Todd K. Andrews	61	Chief Accounting Officer
M. Brett Armstrong	62	Senior Vice President
J. Ryan Brooks	35	Senior Vice President, Legal
Robert P. Flowers	64	Senior Vice President
John L. Harper	59	Senior Vice President
Gregory A. Hoffman	58	Senior Vice President and Chief Financial Officer
Todd K. Andrews has served as our Chief Accounting Officer since December 2018. Prior to that, Mr. Andrews served as the Company’s Controller, a role that he held since 2008. Before joining the Company, Mr. Andrews served for more than nine years as Chief Financial Officer of Graceba Total Communications, Inc., a provider of cable television and broadband internet services, and in accounting roles at two banking institutions. Mr. Andrews is a Certified Public Accountant and holds Bachelor of Science degrees in Accounting and Computer Science from Troy University.
M. Brett Armstrong has served as our Senior Vice President since 2017. Prior to that, Mr. Armstrong served in various management positions at Wiregrass Construction Company, Inc. (“WCC”), our Alabama subsidiary, since 2000, including as its Chief Operating Officer since 2010. Prior to joining WCC, he was Area Manager over the Columbus, Georgia division of Ashland Paving and Construction, Inc. Prior to that, he was Area Manager over the Columbus, Georgia division of Superfos. Mr. Armstrong holds a Bachelor of Science in Civil Engineering from Auburn University.
J. Ryan Brooks has served as our Senior Vice President, Legal, since 2018. Prior to joining the Company, Mr. Brooks was in private law practice at Maynard, Cooper & Gale, P.C. in Birmingham, Alabama, where he represented both public and private companies in a variety of corporate matters, including mergers and acquisitions, securities offerings and regulatory compliance. Mr. Brooks holds a Juris Doctor from Vanderbilt University Law School and a Bachelor of Science in Accounting from Auburn University.
Robert P. Flowers has served as our Senior Vice President since 2017 and has served as President of C.W. Roberts Contracting, Inc., our Florida subsidiary, since joining our Company in 2013. Prior to joining our Company, he was Executive Vice President of Estimating and Construction for Barlovento, LLC, a general contractor performing civil and commercial construction throughout the United States. Prior to that, Mr. Flowers was the Georgia Platform President of Superfos.
John L. Harper has served as our Senior Vice President since 2017 and has served as President of WCC, our Alabama subsidiary, since 1996. Prior to becoming President of WCC, he served as Vice President of Estimating/Project Management of WCC. An active member of several state and national highway construction organizations, Mr. Harper has previously served as the Chairman of the National Asphalt Pavement Association. Mr. Harper received a Bachelor of Science in Finance from Auburn University.

Gregory A. Hoffman has served as our Senior Vice President and Chief Financial Officer since April 2023. Prior to that, Mr. Hoffman served as our Senior Vice President, Finance from April 2021 to April 2023 and as Chief Financial Officer of WCC, our Alabama subsidiary, from 2009 to April 2021. Before joining our organization, Mr. Hoffman served in various roles at Corporate Express, Inc., a Staples company, including as Division Controller and Vice President, Operations, and also as Division Controller for APAC-Georgia, Inc., a heavy civil infrastructure company. Prior to that, Mr. Hoffman was a Manager at Ernst & Young LLP, where he managed audit engagement teams serving a variety of industries, including construction. Mr. Hoffman holds a Bachelor of Science in Accounting from the University of Alabama.

Certain Director and Executive Officer Relationships
None of our current directors, director nominees or executive officers were selected pursuant to any arrangement or understanding, other than with our directors and executive officers acting within their capacities as such. There are no family relationships between or among any of our directors, director nominees and executive officers. No director or executive officer of the Company currently serves as a director of a company that (i) has a class of securities registered under, or that is subject to the periodic reporting requirements of, the Exchange Act, or (ii) is an investment company registered under the Investment Company Act of 1940. None of our directors or executive officers has been involved in any legal proceedings during the past 10 years that are material to an evaluation of the ability or integrity of such person. In addition, none of our directors, executive officers or 5% stockholders or any associate of any of the foregoing has been involved in any legal proceedings in which such person has or had a material interest adverse to the Company or any of our subsidiaries. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of the Company.

Director Independence and Controlled Company Exemption
Because the SunTx Group holds a majority of the voting power of our outstanding common stock, we are a “controlled company” under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). As a controlled company, we are exempt from certain Nasdaq governance requirements that would otherwise apply to the composition and function of our Board. For example, we are not required to comply with certain rules that would otherwise require, among other things, (i) our Board to have a majority of independent directors, (ii) the compensation of our executive officers to be determined by a majority of the independent directors or a committee of independent directors, and (iii) director nominees to be selected or recommended either by a majority of the independent directors or a committee of independent directors. Notwithstanding our status as a controlled company, we remain subject to the requirements that our independent directors hold regular executive sessions and that our Audit Committee consist entirely of independent directors.
If at any time we cease to be a controlled company, we will take all action necessary to comply with the Nasdaq listing rules, including appointing a majority of independent directors to our Board and ensuring that our Compensation Committee and our Nominating and Corporate Governance Committee are each composed entirely of independent directors, subject to any permitted “phase-in” periods. We will no longer qualify as a controlled company if the SunTx Group ceases to hold a majority of the voting power of our outstanding common stock.
To qualify as “independent” under the Nasdaq listing rules, a director must meet certain objective criteria set forth in the Nasdaq listing rules, and our Board must affirmatively determine that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) that would interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a director. Among other things, the Nasdaq independence criteria include that the director not be our employee and not have engaged in various types of business dealings with the Company.
To assess director independence as defined in the Nasdaq listing rules, our Board has reviewed (i) all direct or indirect business relationships between each director (including his or her immediate family members) and the Company, including relationships that would require disclosure pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and relationships that do not rise to the level of requiring such disclosure, and (ii) each director’s relationships with charitable organizations. Based on this review, our Board has determined that Michael H. McKay, Stefan L. Shaffer and Noreen E. Skelly are “independent” directors under the Nasdaq listing rules. Additionally, our Board has determined that Messrs. McKay and Shaffer and Ms. Skelly satisfy the heightened independence requirements of Rule 10A-3 under the Exchange Act for purposes of Audit Committee membership.

Board Leadership Structure
The Board oversees the business and affairs of the Company and monitors the performance of its management. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the

Company through meetings of the Board, reports from management and discussions with the Company’s executive officers. Directors also communicate with the Company’s outside advisors, as necessary.
Members of the Board are elected by our stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that the Company and its performance may benefit.
The role of Executive Chairman of the Board includes providing continuous feedback on the direction, performance and strategy of the Company, presiding as chairman of Board meetings, setting the Board’s agenda with management and leading the Board in anticipating and responding to opportunities and challenges faced by the Company. Ned N. Fleming, III currently serves as the Executive Chairman of our Board. Our Board does not have a formal policy regarding the combination of the roles of Executive Chairman and Chief Executive Officer because the Board believes that it is in the best interests of the Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons. The Board believes that the current separation of the roles of Executive Chairman and Chief Executive Officer allows the Company to benefit from the knowledge and leadership of two experienced business veterans and is advantageous to independence, oversight and objectivity. The Board may reconsider this leadership structure from time to time based on the leadership needs of our Board and the Company at any particular time.

Meetings of the Board
Our Board conducts its business through meetings of the full Board and its committees. Under our Corporate Governance Guidelines, directors are expected to prepare for and attend all meetings of the Board and committees on which they serve. During our fiscal year ended September 30, 2023, the Board met five times, and no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committee. We have not adopted a formal policy regarding director attendance at the Company’s Annual Meetings of Stockholders; however, we encourage our directors to attend such meetings. Each member of the Board attended the most recent Annual Meeting of Stockholders, either in person or remotely.

Committees of the Board
The Board has three standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the standing committees operates under its own written charter adopted by our Board, all of which are available on the Company’s investor relations website at http://ir.constructionpartners.net under the heading “Governance - Governance Documents.” The information contained on, or accessible from, our website is not part of this Proxy Statement by reference or otherwise. In addition, special committees may be established under the direction of our Board when necessary to address specific issues. The standing committees annually review and assess the adequacy of their respective charters and recommend any revisions to the Board.
The membership and functions of each of the standing committees, as well as the number of meetings that each of them held during fiscal 2023, are described below.
Audit Committee
The purpose of the Audit Committee is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications and performance of our independent registered public accounting firm and the execution of our internal audit function. The Audit Committee is responsible for, among other things:
•reviewing and discussing with management and our independent registered public accounting firm our annual audited and interim unaudited financial statements and related disclosures to be included in our quarterly earnings releases and periodic reports filed with the SEC;
•recommending to the Board whether our audited financial statements will be included in our Annual Report on Form 10-K;
•reviewing and discussing the scope and results of the independent registered public accounting firm’s annual audit and quarterly reviews of our financial statements, and any other matters required to be communicated to the Audit Committee by the independent registered public accounting firm;

•reviewing and discussing with management, our independent registered public accounting firm and any internal personnel or third parties serving an internal audit function the adequacy and effectiveness of our disclosure controls and procedures, our internal controls and procedures for financial reporting and our risk assessment and risk management policies (including those related to significant business risk exposures, such as data privacy and network security);
•appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm, including their independence;
•reviewing and pre-approving all audit, review or attest services and permitted non-audit services that may be performed by our independent registered public accounting firm;
•establishing and maintaining guidelines relating to our hiring of employees and former employees of our independent registered public accounting firm;
•reviewing and discussing the scope and staffing of our internal audit function, including any difficulties encountered by the internal audit function and restrictions on the scope of its work or access to required information, and reviewing significant internal audit reports and management’s responses;
•confirming the regular rotation of the audit partners with our independent auditor and considering whether there should be regular rotation of our auditors;
•preparing an annual Audit Committee report to be included in our proxy statement;
•reviewing legal and regulatory matters that may have a material impact on our financial statements and reviewing our compliance policies and procedures, including the implementation and effectiveness of our compliance programs;
•participating in the selection of the Company’s lead audit partner;
•reviewing the Company’s significant financing transactions and related documentation that may have a material impact on the Company’s ability to borrow in order to ensure that the Company is able to finance its ongoing and future operations, and evaluating whether to recommend that the Board approve or ratify any such financing transaction;
•considering all of the relevant facts and circumstances available for related party transactions submitted to the Audit Committee in accordance with our written policy governing related party transactions;
•establishing and maintaining procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters for the confidential, anonymous submission by our employees of concerns regarding questionable accounting and auditing matters;
•reviewing and discussing all critical accounting policies and practices to be used, all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management; and
•reviewing and recommending to the Board director and officer indemnification and insurance policies and procedures.
We are required to have an audit committee composed of at least three directors, each of whom meets the independence and experience standards established by Nasdaq and the SEC under the Exchange Act. The Audit Committee currently consists of Ms. Skelly (Chairperson) and Messrs. McKay and Shaffer. The Board has determined that (i) each member of the Audit Committee is independent under the Nasdaq listing rules, satisfies the heightened independence requirements of Rule 10A-3 under the Exchange Act and is financially literate and (ii) Mr. McKay and Ms. Skelly each qualify as an “audit committee financial expert” under the criteria set forth in the rules and regulations of the SEC. The Audit Committee met five times during fiscal 2023.

Compensation Committee
The primary purposes of the Compensation Committee are to establish salaries, incentives and other forms of compensation for our officers and other employees and to administer the Company’s incentive compensation and benefit plans. More specifically, the Compensation Committee is responsible for, among other things:
•reviewing and approving annually the corporate goals and objectives relevant to the compensation of our executive officers, evaluating the performance of our executive officers in light of those goals and setting the compensation levels of our executive officers based on such evaluation;
•reviewing the competitiveness of our compensation programs for executive officers to (i) attract and retain executive officers, (ii) motivate our executive officers to achieve our business objectives, and (iii) align the interests of our executive officers and key employees with the long-term interests of our stockholders;
•reviewing trends in management compensation, overseeing the development of new compensation plans and, when necessary, revising existing plans;
•periodically reviewing the compensation paid to non-employee directors through annual retainers and any other cash or equity components of compensation and perquisites, and making recommendations to the Board for any adjustments;
•reviewing and approving the employment agreements, salaries, bonuses, equity or equity-based awards and severance, termination, indemnification and change in control agreements for all of our executive officers;
•reviewing and approving compensation packages for new executive officers and termination packages for executive officers as may be suggested by management or the Board;
•reviewing and approving our policies and procedures with respect to expense accounts and perquisites for our executive officers;
•reviewing and discussing with the Board and our executive officers plans for executive officer development and corporate succession plans for the Company’s executive officers;
•reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans;
•overseeing our employee benefit plans;
•reviewing periodic reports from management on matters relating to non-executive employees, including diversity and inclusion, talent development, recruiting, turnover and culture;
•reviewing and assessing the Company’s policies and practices for compensating its employees, including its executive officers, as they relate to risk management practices, risk-taking incentives and identified major risk exposures to the Company; and
•making recommendations concerning policies to mitigate risks arising from compensation policies and practices, including policies providing for the recovery of incentive or equity-based compensation and limiting hedging activities related to the Company’s common stock.
Pursuant to its charter, the Compensation Committee is authorized to retain and terminate advisors to assist the Compensation Committee in discharging its duties and responsibilities to the extent that the Compensation Committee deems necessary. This includes the authority to approve fees and the other terms and conditions of the advisors’ retention. In addition, any of the responsibilities described above may be delegated to one or more subcommittees, as the Compensation Committee may deem necessary or appropriate.
Our Compensation Committee consists of Messrs. Fleming (Chairperson), Matteson, and Shaffer. Our Board has determined that Mr. Shaffer is the only member of the Compensation Committee who is independent under the Nasdaq listing rules. The Compensation Committee met five times during fiscal 2023.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes and maintains a management succession plan. Among other things, the Nominating and Corporate Governance Committee is responsible for:
•reviewing and making recommendations regarding the size, composition and organization of the Board;
•developing and recommending to the Board specific criteria for the selection of directors;
•with respect to director nominees, (i) identifying individuals qualified to become members of the Board (consistent with criteria approved by the Board), (ii) reviewing the qualifications of any such person submitted to be considered as a director, and (iii) selecting the director nominees for the Annual Meeting of Stockholders or to fill vacancies on the Board;
•developing and periodically reassessing policies and procedures with respect to the consideration of any director candidate recommended by stockholders or otherwise;
•reviewing and making recommendations to the Board with respect to the size, composition and organization of Board committees (other than the Nominating and Corporate Governance Committee);
•recommending procedures for the effective functioning of the Board;
•assisting the Board in determining whether individual directors have material relationships with the Company that may interfere with their independence;
•overseeing the Board’s annual self-evaluation process and reporting annually to the Board with an assessment of the Board’s performance;
•developing and maintaining an orientation program for new directors and continuing education programs for directors; and
•reviewing and discussing, as appropriate, with management the Company’s public disclosures and its disclosures to stock exchanges relating to independence, governance and director nomination matters, including in the Company’s proxy statement.
The Nominating and Corporate Governance Committee consists of Messrs. Fleming (Chairperson), Jennings, Owens and Matteson. Our Board has determined that none of the members of our Nominating and Corporate Governance Committee are independent under the Nasdaq listing rules. The Nominating and Corporate Governance Committee met one time during fiscal 2023.

Role of the Board in Risk Oversight
Our Board, as a whole and through its committees, has responsibility for the oversight of risk management at the Company, including risks related to cybersecurity. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board receives reports from management on financial, operational, legal compliance and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business units of the Company.
Our Board oversees an enterprise-wide approach to risk management, which is designed to (i) support the achievement of organizational objectives, including strategic objectives, (ii) improve long-term organizational performance, (iii) identify and mitigate emerging risks to our business, such as cybersecurity risks, and (iv) enhance stockholder value. Several Board committees are responsible for risk oversight in specific areas. For example, the Audit Committee oversees financial, accounting and internal control risk management policies and approves the independent auditor and its annual audit plan. The Audit Committee also reports periodically to the Board on the effectiveness of risk management processes in place and the overall risk assessment of the Company’s activities. The Compensation Committee assesses and monitors risks in the Company’s compensation program. For more information on the responsibilities of the committees of our Board, see the discussion about the respective committees under the heading “Committees of the Board.”

Code of Business Conduct and Ethics
We are committed to having sound corporate governance principles. Such principles are essential to running our business efficiently and maintaining our integrity in the marketplace. We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our executive officers, and the members of our Board. The Code of Business Conduct and Ethics is available on our Investor Relations website at http://ir.constructionpartners.net/ under the heading “Governance - Governance Documents.” Any future changes or amendments to the Code of Business Conduct and Ethics, and any waiver thereof that applies to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, will be posted on our website and otherwise reported in accordance with SEC and Nasdaq rules.

Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, board composition, director qualifications and responsibilities, and stockholder communications with the Board. The Nominating and Corporate Governance Committee is responsible for regularly reviewing and providing recommendations to the Board on the Corporate Governance Guidelines, and the full Board will approve changes as it deems appropriate. A copy of the Corporate Governance Guidelines is available on our Investor Relations website at http://ir.constructionpartners.net/ under the heading “Governance - Governance Documents.”

Nomination and Consideration of Director Candidates
Procedures of the Board and Nominating and Corporate Governance Committee - General
The Nominating and Corporate Governance Committee of the Board is responsible for identifying and evaluating qualified candidates for election to the Board. Following its evaluation, the Nominating and Corporate Governance Committee recommends to the full Board a slate of director candidates for inclusion in the Company’s proxy statement. These recommendations are based on an evaluation that is consistent with the criteria for selecting directors described below and are also consistent with the Company’s organizational documents and applicable law and listing rules. The backgrounds and qualifications of the directors, considered as group, are intended to provide a significant mix of experience, knowledge and abilities to allow the Board to fulfill its responsibilities.
In evaluating the suitability of director candidates, the Board and the Nominating and Corporate Governance Committee consider many factors, including the nominee’s integrity and judgment; independence; knowledge and skills; experience and accomplishments; contribution to board diversity; contribution to board interaction; availability and willingness to commit to participate in Board and committee activities; compatibility with the Company’s management team and culture; understanding of the Company’s business; and other factors that the Board and the Nominating and Corporate Governance Committee conclude are pertinent in light of the then-current needs of the Board. The Board believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. The Nominating and Corporate Governance Committee selects qualified nominees and reviews its recommendations with the Board, which decides whether to nominate a particular candidate for election or invite such candidate to join the Board. When evaluating the suitability of an incumbent director for nomination or re-election, the Board and the Nominating and Corporate Governance Committee also consider the director’s past performance, including attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee may consider individuals recommended by Board members, management, stockholders and, if it deems appropriate, a professional search firm.
The Board may also consider candidates to fill a vacancy in the Board outside of the stockholder meeting process. In such a case, the Nominating and Corporate Governance Committee uses the same criteria used to evaluate a director nominee to be elected by stockholders. In the event of a vacancy to be filled by the Board, the Nominating and Corporate Governance Committee will recommend to the Board one or more candidates for election by the Board, and proxies will not be solicited.
Recommendations of Director Candidates by Stockholders
The Board has a formal policy governing the manner in which the Nominating and Corporate Governance Committee will consider director candidates recommended by the Company’s stockholders. Candidates recommended by stockholders will be evaluated in the same manner as candidates recommended by directors or management according to the criteria set forth above.

Stockholders who wish to recommend candidates for the Nominating and Corporate Governance Committee’s consideration must submit a written recommendation to the Secretary of the Company at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303. Recommendations must be sent by certified or registered mail and received by October 1 for consideration at the following year’s Annual Meeting of Stockholders. Recommendations must include the following:
•the recommending stockholder’s name, number of shares owned, length of period held, proof of ownership and written certification that such recommending stockholder intends to continue to remain a stockholder through the date of the Annual Meeting of Stockholders with respect to which the candidate is to be nominated;
•the candidate’s name, address, phone number, e-mail address and age;
•a resume describing, at a minimum, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);
•a supporting statement that describes the stockholder’s and candidate’s reasons for nomination to the Board and demonstrates the candidate’s ability to satisfy the director qualifications described above;
•the candidate’s consent to a background investigation;
•a notarized affidavit executed by the candidate to the effect that, if nominated and elected, he or she will serve, is eligible for election as a member of the Board, and consents to being named in the proxy statement as a nominee, if he or she will in fact be so named;
•a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years between the nominating stockholder and the candidate;
•a description of any voting commitments and/or any other arrangements or obligations by which the candidate is or will be bound as a director;
•a completed questionnaire regarding the candidate, which may be obtained from the Secretary of the Company, relating to stock exchange listing requirements for director independence that are applicable to the Company; and
•any other information relating to the recommended stockholder and the candidate that would be required to be disclosed in a proxy statement on Schedule 14A for solicitation of proxies for election of directors under the Exchange Act and pursuant to Nasdaq rules and any other applicable laws, rules or regulations.
 The Secretary will promptly forward these materials to the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules, including, without limitation, information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.
In considering a candidate, the Nominating and Corporate Governance Committee will consider the size and duration of a recommending stockholder’s ownership interest in the Company. In addition, any candidate proposed by a stockholder must be independent of the nominating stockholder in all respects (i.e., free of any material personal, professional, financial or business relationships from the nominating stockholder) as determined by the Nominating and Corporate Governance Committee or by applicable law and must also meet the definition of an “independent director” under applicable Nasdaq rules. The candidate must be expected to contribute in a positive manner to the function of the Board in light of the factors for consideration described above.
Except as may be required by applicable law, rule or regulation, the Nominating and Corporate Governance Committee will have no obligation to acknowledge receipt of the recommendation and accompanying materials described above or otherwise communicate with the stockholder submitting the same.
Stockholder Nominations of Director Candidates at Meetings of Stockholders
Separate procedures apply if a stockholder wishes to nominate a director candidate for election at a meeting of stockholders. These procedures, as well as the Company’s director qualifications, are specified in the Company’s Amended and Restated By-laws and are summarized below. Nothing in the above-described procedures for stockholders to recommend candidates to the Nominating and Corporate Governance Committee supersedes any requirements set forth in the Amended and Restated By-laws for the nomination of a director candidate by a stockholder of the Company.
Section 3.2 of the Company’s Amended and Restated By-laws provides procedures pursuant to which stockholders may nominate director candidates at meetings of stockholders. To provide timely notice of a director nomination at an Annual Meeting of Stockholders, the stockholder’s notice must be received by the Secretary of the Company at the principal executive offices of the Company, located at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303: (i) with respect to an Annual Meeting of Stockholders, not earlier than the 120th day before, and not later than the 90th day before, the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders, (ii) if the date of the applicable Annual Meeting of Stockholders is more than 30 days before or 60 days after the first anniversary of the prior year’s Annual Meeting of Stockholders, not earlier than the 120th day before the date of such Annual Meeting of Stockholders, and not later than the later of (x) the 90th day before the meeting or (y) the 10th day following the day on which public announcement of the date of the Annual Meeting of Stockholders is first made by the Company, and (iii) with respect to any special meeting of stockholders called for the purpose of electing directors, not earlier than the 120th day prior to such special meeting and not later than the later of (x) the 90th day before the meeting or (y) the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company. However, if the number of directors to be elected at an Annual Meeting of Stockholders is greater than the number of directors whose terms expire on the date of the Annual Meeting of Stockholders and there is no public announcement by the Company naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the 90th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders, a stockholder’s notice will also be considered timely if received not later than the 10th day following the date on which the public announcement was first made by the Company, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such Annual Meeting of Stockholders.
A nominating stockholder’s notice must also satisfy the information requirements specified in Section 3.2(d) of our Amended and Restated By-laws with respect to the nominee for director and the nominating stockholder. Additionally, in order to be eligible for nomination, a potential nominee must deliver to the Secretary of the Company, among other items specified in our Amended and Restated By-laws, (i) a completed questionnaire providing information concerning the background and qualifications of that person and (ii) a written representation and agreement in a form to be provided by the Secretary pertaining to, among other things, any voting commitments made by the potential nominee and compensation that the nominee expects to receive other than from the Company as a result of his or her service as a director. The Company may require any proposed nominee or stockholder who nominates the proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee. The Board (or an officer designated by the Board) will determine whether or not a nomination was made in accordance with the procedures set forth in our Amended and Restated By-laws. If the Board or such officer determines that a nomination is defective, the nomination will be disregarded.
Our Amended and Restated By-laws are available on the SEC’s website at http://www.sec.gov. You may also obtain a copy of the relevant provisions of our Amended and Restated By-laws regarding the requirements for nominating director candidates at no charge by contacting our Secretary at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303. Additionally, a copy of our Amended and Restated By-laws is available on our website at www.constructionpartners.net under the “Investors - Governance” tab.

Executive Sessions
The Company’s Corporate Governance Guidelines require non-management directors to meet regularly in executive sessions without management present. These sessions may be chaired by the Executive Chairman of the Board or the chairperson on any committee of the Board, so long as such person is not a member of management.

Stockholder Communications with the Board
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Interested parties who wish to contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, should address such communications to: Construction Partners, Inc., c/o Secretary, 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303. Each communication should specify the applicable addressee(s) to be contacted, as well as the general topic of the communication. The Secretary of the Company will initially receive and process communications before forwarding them to the addressee.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation philosophy and programs for our NEOs. For fiscal 2023, our NEOs were:

Name	Principal Position
Fred J. (Jule) Smith, III	President and Chief Executive Officer
R. Alan Palmer	Former Executive Vice President and Chief Financial Officer (1)
Gregory A. Hoffman	Senior Vice President and Chief Financial Officer (2)
John L. Harper	Senior Vice President
Robert P. Flowers	Senior Vice President
M. Brett Armstrong	Senior Vice President

(1)	Mr. Palmer retired from his role as Executive Vice President and Chief Financial Officer effective March 31, 2023.
(2)	Mr. Hoffman was appointed Senior Vice President and Chief Financial Officer effective April 1, 2023.

Executive Summary
Our goal is to attract and retain talented executives who deliver value to our stockholders through the achievement of the Company’s specific business objectives, such as consistent, sustained growth in revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”), among other objectives. We have designed our executive compensation program and overall pay-for-performance philosophy to align with that goal and our results. Our executive compensation program for the 2023 fiscal year reflected the following developments and circumstances:
•Performance-Based Compensation Structure: In fiscal 2023, our performance-based compensation program consisted of a formulaic annual incentive program for our executives and a structured long-term incentive program consisting of time-based restricted stock and performance-based restricted stock units. These incentive programs are designed to focus executives on the key drivers of Company performance in the current year and through future years. These programs are designed to reward performance and align executives’ interests with those of our stockholders.
•Acquisitive Growth: Fiscal 2023 was an active year for acquisitions at the Company, as we acquired five complementary businesses operating across four states, including a new platform company, while continuing to execute on our strategy of controlled, profitable growth. Management remained focused on our core business while taking advantage of these opportunities and successfully integrating the acquired businesses after completion of the respective transactions.
•Financial Performance / ROAD Map: During fiscal 2023, management and the Board continued to focus on our five-year strategic plan for the Company. This plan, known as “ROAD Map 2027,” represents a dynamic framework with financial targets and other strategic goals that guide management’s decision-making process in the execution of the Company’s business and are incorporated into the Company’s incentive compensation program. ROAD Map 2027 is reviewed at least annually and refined by management to incorporate circumstances existing at the time.
•Inflation Response: Our employees at all levels continued to execute our strategy efficiently and effectively through persistent inflation in the prices of key inputs of our business. In response to this challenge, we have implemented a number of targeted measures, including expanding our supplier and subcontractor relationships, focusing on vertical integration opportunities and increasing our use of price escalator provisions and other contractual mechanisms to preserve profit margins.

•Recruitment and Workforce Development: We operate in a highly competitive labor market, with a growing demand but limited supply of both skilled and unskilled labor. Our management team remains highly focused on both recruitment and workforce development, seeking to become and remain the employer of choice for construction professionals in our markets. Our ability to attract, train and develop employees with a diverse range of backgrounds and experiences correlates directly with the success of the Company.
•Sustainability: The Company continues to focus on its goal of becoming a leader in sustainability within the asphalt pavement and aggregate industries. Among other initiatives, the Company supports The Road Forward, an initiative led by the National Asphalt Pavement Association to promote climate stewardship within the asphalt industry, and routinely collaborates with federal and state agencies and other stakeholders on issues ranging from energy efficiency to sustainable asphalt mix designs. During fiscal 2023, we also received the Top Project Award from the U.S. Environmental Protection Agency’s ENERGY STAR® program for our work on a data visualization tool that allows us to proactively assess and manage our energy usage at our hot-mix asphalt plants.
Compensation Philosophy
The Compensation Committee is responsible for establishing and implementing the Company’s executive compensation philosophy. The Compensation Committee reviews and determines all components of our NEOs’ compensation, including making individual compensation decisions and reviewing and revising the Company’s compensation programs and practices.
In order to attract, retain and engage the highest level of executive talent, the Compensation Committee has established the following compensation philosophy:
•Provide competitive compensation: The Company’s executive compensation programs are designed to attract, retain and motivate highly qualified executives critical to achieving the Company’s strategic objectives and building stockholder value.
•Promote a pay-for-performance culture: We expect executives to perform at a high level to ensure the Company’s success and reward executives appropriately when success is achieved. A significant portion of our NEOs’ compensation is derived from our annual and long-term incentive plans, which encourage achievement of both short-term and long-term Company objectives.
•Alignment between management and stockholders: In order to align our executives’ interests with those of our stockholders, we provide a significant portion of our NEOs’ total compensation in the form of equity. Executive equity awards are designed to focus executives on long-term value creation, as well as to encourage retention of our key executives.
Overview of Our Executive Compensation Program
Our executive compensation program consists of several elements that the Compensation Committee utilizes as it deems appropriate. In general, our program incorporates a combination of base salary, annual performance-based cash incentives, long-term equity incentives, benefits and perquisites. The following table summarizes certain primary components of our compensation program, several of which we used during fiscal 2023.

Component	Purpose	Key Features
Base Salary	To attract and retain executives with a competitive level of regular income.
Adjustments to base salary primarily reflect our knowledge of the competitive environment in which we operate, which includes smaller private companies and significantly larger multinational corporations, internal relationships among positions, and the executive’s individual performance and responsibilities.

Annual Cash Incentives and Bonuses	To encourage and reward contributions to our annual financial objectives through performance-based compensation subject to challenging, yet attainable, objective and transparent metrics.
Amounts are typically determined based on a combination of Company and individual performance measures for the immediately preceding fiscal year. Bonuses are paid at the discretion of the Compensation Committee as appropriate under the circumstances.

Component	Purpose	Key Features
Long-Term Incentives
Long-Term Incentive Plan - A (“LTIP-A”) awards: Grants of restricted stock or cash-settled restricted stock units (“RSUs”) with time-based vesting intended to retain and reward key employees and to increase alignment with stockholders.

During fiscal 2023, LTIP-A grants of restricted stock were awarded to select members of management. These awards vest ratably over four years to encourage retention. We began awarding combinations of restricted stock and cash-settled restricted stock units to certain executives in December 2023 and expect to continuing awarding a combination of restricted stock and cash-settled restricted stock units going forward.

Long-Term Incentive Plan - B (“LTIP-B”) awards: Grants of performance stock units (“PSUs”) that are intended to encourage and reward key employees for accomplishing certain Company financial objectives and to increase alignment with stockholders.

Key employees may earn 75% to 150% of the initial target grant based on the Company’s performance on specified metrics compared to the Company’s targets over a three-year performance period. During fiscal 2023, management received LTIP-B awards covering the fiscal 2023-2025 performance period, with the amount to be earned based on the Company’s compound aggregate revenue growth rate and average Adjusted EBITDA margin over the performance period. The final number of PSUs that will vest may be increased or decreased by up to 15% based on the Company’s total stockholder return relative to the Russell 2000 Index.

Discretionary Equity Grants	Grants of equity-based awards designed to retain, motivate and align key employees.
The Compensation Committee has from time to time granted discretionary equity awards, such as “mobilization awards” (restricted stock with time-based vesting criteria) and immediately vested stock bonus awards, to select members of management, including the NEOs. The mobilization awards vest 50% at the end of year 4 and 50% at the end of year 5.

Components of Compensation
During fiscal 2023, the compensation of our NEOs consisted of varying combinations of base salary, annual cash incentives, cash bonuses, LTIP-A awards, LTIP-B awards, benefits and perquisites, in each case, as described in further detail below.

Base Salary

The base salary element of our compensation program is designed to be competitive with compensation paid to similarly-situated, competent and skilled executives. The Compensation Committee uses the following factors to determine base salary levels and appropriate adjustments for our NEOs:
•knowledge of industry pay practices;
•changes in responsibilities;
•overall managerial effectiveness with respect to leadership planning, talent development, communications, strategy execution and similar matters;
•level of expertise and potential for future contributions to the company, retention risks and equity within our overall salary program; and
•economic environment and its impact on the Company.
We review the base salaries of the NEOs annually and also at the time of any promotion or change in responsibilities. The following table sets forth the annual base salary of each of our NEOs as of September 30, 2023 and for calendar year 2024.

Name	2023 Salary	2024 Salary	% Change
Fred J. (Jule) Smith, III	$615,000	$735,000	19.5%
R. Alan Palmer (1)	$400,000	—	—
Gregory A. Hoffman (2)	$400,000	$450,000	12.5%
John L. Harper	$485,000	$495,000	2.0%
Robert P. Flowers	$465,000	$490,000	5.4%
M. Brett Armstrong	$450,000	$490,000	8.9%

(1)
Mr. Palmer ceased serving as Executive Vice President and Chief Financial Officer effective March 31, 2023. Through that date, Mr. Palmer’s base salary was $400,000. Following that date, Mr. Palmer has continued to be employed with the Company but at a lower salary and is no longer considered an executive officer of the Company.

(2)
Mr. Hoffman’s base salary for 2023 was increased to the reported amount upon his appointment as Senior Vice President and Chief Financial Officer effective April 1, 2023. Prior to such date, Mr. Hoffman’s base salary was $340,000.

Annual Cash Incentives
Each member of our management team, including each of our NEOs, has a target annual cash incentive opportunity calculated as a percentage of his or her base salary. For our NEOs, those percentages were as follows in fiscal 2023:

Name	Target Cash Incentive (% of Salary)
Fred J. (Jule) Smith, III	100%
R. Alan Palmer (1)	—
Gregory A. Hoffman	75%
John L. Harper	75%
Robert P. Flowers	75%
M. Brett Armstrong	75%

(1)	Mr. Palmer did not have a target annual cash incentive opportunity for fiscal 2023.
Each participant’s annual cash incentive is determined based on (i) the level of achievement of one or more Company financial objectives and (ii) one or more secondary metrics based either on individual performance or Company performance. Following a calculation of the participant’s baseline cash incentive award using the foregoing metrics, the final amount of the payment to each participant remains subject to adjustment by the Compensation Committee in its sole discretion. For fiscal year 2023, annual cash incentives were based on the following metrics and weightings:

Performance Metric	Weighting	Rationale
Adjusted EBITDA (consolidated)	50%	Focuses executives on the Company’s financial success
Individual or additional Company goals	50%	Rewards individual impact of executive leadership
The amount of the annual cash incentive earned with respect to the Adjusted EBITDA component was based on a comparison of the Company’s Adjusted EBITDA for fiscal 2023 to internal targets, as follows:

Fiscal 2023 Adjusted EBITDA	Payout
(as a % of Target)	(as a % of Target)
Less than 80%	0%
80% or more but less than 90%	50%
90% or more but less than 100%	75%
100% or more but less than 110%	100%
110% or more but less than 115%	115%
115% or more	120%
For fiscal 2023, the target Adjusted EBITDA for purposes of the annual cash incentive was approximately $160.0 million and the actual Adjusted EBITDA achieved was approximately $174.1 million, resulting in a payout of 100% of the NEOs’ respective target amounts attributable to the Adjusted EBITDA metric.
The amount earned by each NEO with respect to the individual or additional Company performance component was based on the Compensation Committee’s evaluation of the level of achievement by the NEO or Company, as applicable, of one or more specific objectives, the nature of which varied based on the respective NEO’s geographic or functional area of responsibility. For fiscal 2023, Messrs. Smith’s and Hoffman’s annual cash incentive metrics were based on the Company’s leverage ratio, audit results, cash flow from operations and overhead expense. For Messrs. Harper and Flowers, who serve as presidents of two of the Company’s subsidiary operating companies, the annual cash incentive metrics were based on their respective companies’ Adjusted EBITDA, safety results, organic growth and progress toward implementation of a new enterprise resource planning (ERP) system. Mr. Armstrong’s annual cash incentive metrics were based on the Company’s organic growth, capital expenditures compared to budget, and progress toward implementation of a new fleet management and maintenance software program.
In November 2023, the Compensation Committee determined the amount of the annual cash incentive earned by each eligible NEO. The following table sets forth the amounts paid to each eligible NEO subsequent to fiscal year-end for fiscal 2023 performance based on the elements described above:

	Adjusted EBITDA		Individual or Additional Company Goals
Name	% of Target Earned	Incentive Payment Earned	% of Target Earned	Incentive Payment Earned	Total Incentive Payment
Fred J. (Jule) Smith, III	100%	$307,500	100%	$307,500	$615,000
Gregory A. Hoffman	100%	$150,000	100%	$150,000	$300,000
John L. Harper	100%	$181,875	40%	$72,750	$254,625
Robert P. Flowers	100%	$174,375	100%	$174,375	$348,750
M. Brett Armstrong	100%	$168,750	100%	$168,750	$337,500

Discretionary Cash Bonuses

In addition to the annual cash incentive opportunity, cash bonuses may be paid at the discretion of the Compensation Committee as appropriate under the circumstances. During fiscal 2023, discretionary bonuses were paid to certain of the NEOs in the following amounts: (i) for Mr. Smith, $220,000, (ii) for Mr. Flowers, $20,000, and (iii) for Mr. Armstrong, $50,000. Subsequent to fiscal year-end 2023, certain of the NEOs also received a discretionary bonus in respect of performance during the 2023 fiscal year in the following amounts: (i) for Mr. Smith, $35,000, (ii) for Mr. Hoffman, $20,000, and (iii) for Mr. Flowers, $26,156. These bonuses were paid in recognition of the NEOs’ leadership and contributions to the Company’s achievement of improved profitability and strategic growth initiatives.

Long-Term Equity Incentive Compensation
The Company maintains the Equity Incentive Plan, pursuant to which employees, directors and consultants of the Company, including our NEOs, are eligible to receive stock-based awards and performance awards that are intended to retain our executives to provide continuity in the Company’s leadership as well as focus executives on achieving the Company’s strategic objectives. Awards to our NEOs under the Equity Incentive Plan during fiscal 2023 consisted of LTIP-A and LTIP-B awards, as described in further detail below.

LTIP-A Awards
During fiscal 2023, the Compensation Committee granted LTIP-A awards to certain members of management that vest in equal annual installments over four fiscal years beginning on October 1, 2022. These awards were granted to the NEOs in the following amounts during fiscal 2023:

Name (1)	LTIP-A Award (% of salary)	Number of Shares
Fred J. (Jule) Smith, III	40%	8,482
Gregory A. Hoffman	30%	3,517
John L. Harper	30%	5,017
Robert P. Flowers	30%	4,810
M. Brett Armstrong	30%	4,655

(1)	Mr. Palmer did not receive an LTIP-A award during fiscal 2023.

LTIP-B Awards

During fiscal 2023, the Compensation Committee granted LTIP-B awards to certain NEOs. The LTIP-B awards represent PSUs having a notional value equivalent to one share of our Class A common stock for purposes of determining the number of shares underlying the award. Each LTIP-B award provides for a target number of PSUs that are eligible to vest, with the preliminary number of vested PSUs to be determined based on the Company’s actual performance compared to its targets over the three-year performance period beginning October 1, 2022 and ending September 30, 2025. For fiscal 2023, the following performance metrics were used:

Performance Metric	Weighting	Rationale
Compound aggregate revenue growth rate	50%	Focuses on top-line growth of the Company
Average Adjusted EBITDA margin	50%	Focuses on profitability of the Company’s operations
Fifty percent (50%) of the target PSUs (the “Revenue Target PSUs”) will be eligible to vest based on the Company’s achievement of compound aggregate revenue growth rate as it compares to the revenue growth rate target, as set forth in the table below. The number of vested Revenue Target PSUs will be interpolated for performance between each performance level (based on whole percentages), and no Revenue Target PSUs will vest if the actual performance level is less than 89% of the revenue growth target over the performance period.

Performance Level	Revenue Growth Rate vs. Revenue Growth Target	Payout % (Vested PSUs)
Below Threshold	< 89%	0% of Revenue Target PSUs
Threshold	89%	75% of Revenue Target PSUs
Target	100%	100% of Revenue Target PSUs
Maximum	> 112%	150% of Revenue Target PSUs
Similarly, fifty percent (50%) of the target PSUs (the “Adjusted EBITDA Margin Target PSUs”) will be eligible to vest based on the Company’s achievement of average Adjusted EBITDA margin as it compares to the average Adjusted EBITDA margin target, as set forth in the table below. The number of vested Adjusted EBITDA Margin Target PSUs will be interpolated for performance between each performance level (based on whole percentages), and no Adjusted EBITDA Margin

Target PSUs will vest if the actual performance level is less than 95.2% of the average Adjusted EBITDA margin target over the performance period.

Performance Level	Average Adjusted EBITDA Margin vs. Target	Payout % (Vested PSUs)
Below Threshold	< 95.2%	0% of Adjusted EBITDA Margin Target PSUs
Threshold	95.2%	75% of Adjusted EBITDA Margin Target PSUs
Target	100%	100% of Adjusted EBITDA Margin Target PSUs
Maximum	> 104.8%	150% of Adjusted EBITDA Margin Target PSUs
Following a determination of the preliminary vested PSUs, the final number of PSUs that are eligible to vest will be either increased or decreased by up to 15% based on a comparison of the Company’s total stockholder return (“TSR”) over the performance period compared to that of the Russell 2000 over the same period (provided that the Company’s TSR must be positive in order for any upward adjustment to be made). Specifically, the award is subject to modification based on the following schedule:

Company TSR vs. Russell 2000	Award Modification
75th Percentile or Above	15%
↕	Straight-line interpolation
Median	0%
↕	Straight-line interpolation
25th Percentile or Below	-15%
During fiscal 2023, the Compensation Committee granted LTIP-B awards to our NEOs in the following amounts:

	Performance Period Ending September 30, 2025
Name (1)	LTIP-B Award (% of salary)	Number of PSUs
Fred J. (Jule) Smith, III	75%	15,905
Gregory A. Hoffman	40%	4,689
John L. Harper	50%	8,362
Robert P. Flowers	50%	8,017
M. Brett Armstrong	50%	7,758

(1)	Mr. Palmer did not receive an LTIP-B award during fiscal 2023.

2021 LTIP-B Awards that Vested in 2023

The Compensation Committee granted LTIP-B awards in 2021 under the Equity Incentive Plan, the vesting of which were based on the Company’s achievement of the compound aggregate revenue growth rate and return on capital employed (“ROCE”) targets over the three-year performance period comprising the fiscal years ended September 30, 2021, 2022 and 2023. The following table sets forth the target metrics, actual level of achievement of such metrics, and payout percentages attributable to such level of achievement for the 2021 LTIP-B awards:

For the Performance Period Ended September 30, 2023
Compound Aggregate Revenue Growth Rate			ROCE
Target	Actual	Payout Percentage	Target	Actual	Payout Percentage
18.0%	25.8%	150%	13.0%	6.3%	—%

The total number of shares earned under the 2021 LTIP-B awards was adjusted based on TSR of our Class A common stock compared to the TSR of the Russell 2000 over the performance period commencing October 1, 2020 and ending on September 30, 2023. The Compensation Committee determined that our TSR ranked in the 78th percentile relative to the Russell 2000 which resulted in an increase in the number of earned shares of 15%.

The following table sets forth the target number of shares and total shares actually earned by each of the NEOs in respect of the 2021 LTIP-B awards:

	Performance Period Ended September 30, 2023
Name (1)	Target Shares	Earned Shares
Fred J. (Jule) Smith, III	13,750	11,859
Gregory A. Hoffman	4,000	3,450
John L. Harper	7,250	6,253
Robert P. Flowers	7,000	6,038
M. Brett Armstrong	6,333	5,462

(1)	Mr. Palmer did not receive an LTIP-B award in 2021.
Stock Bonus Awards
Subsequent to fiscal 2023 year-end, the Compensation Committee awarded a bonus in the form of fully vested shares of Class A common stock to certain members of management, including our NEOs, in recognition of exceptional performance and successful organic and acquisitive growth of the Company during the 2023 fiscal year. These awards were granted to the NEOs in the following amounts:

Name (1)	Number of Shares	Value (2)
Fred J. (Jule) Smith, III	2,635	$115,281
Gregory A. Hoffman	767	$33,556
John L. Harper	1,389	$60,769
Robert P. Flowers	1,342	$58,713
M. Brett Armstrong	1,214	$53,113

(1)	Mr. Palmer did not receive a stock bonus award.
(2)	The value presented in the table above is determined by reference to a share value of $43.75, the closing price for a share of our Class A common stock on December 13, 2023, the grant date.
Benefits
Our NEOs are eligible to participate in our health and welfare benefit programs on the same basis and terms as our general employee population, including our 401(k) plan. As such, our NEOs are eligible for employer matching contributions and discretionary contributions. All of our 401(k) plan participants are eligible for employer matching contributions equal to 100% of the participant’s elective deferral contributions up to 3% of the participant’s compensation, plus 50% of the participant’s elective deferral contributions that exceed 3% but are not more than 5% of the participant’s compensation.

Perquisites
We generally provide limited perquisites or personal benefits to our NEOs, the nature and amount of which vary by individual. These benefits generally consist of a combination of: personal use of a Company-owned vehicle, mobile device subscriptions, Company-paid premiums for health, life, disability and/or vision insurance and club dues.

Employment Agreements

The Company has entered into an employment agreement (each, an “Employment Agreement” and collectively, the “Employment Agreements”) with certain key members of management, including Messrs. Smith, Hoffman, Harper, Flowers and Armstrong. Each Employment Agreement contains substantially similar terms other than with respect to title, minimum base salary and principal place of employment, including with respect to the following key aspects of the employment relationship:

•Term. The term of the Employment Agreements began on April 1, 2020 for Messrs. Smith, Harper, Flowers and Armstrong and on April 1, 2023 for Mr. Hoffman, and expire on April 1, 2025. Beginning on April 1, 2025 and on each April 1 thereafter, the term will renew for an additional one-year period, unless either party provides written notice of its intention not to extend the term at least 60 days prior to the applicable anniversary date, or the applicable Employment Agreement is otherwise terminated in accordance with the termination provisions set forth therein.
•Salary. The Employment Agreements specify a minimum annual base salary during the term. The minimum base salary will be reviewed at least annually by the Compensation Committee, and the Compensation Committee may, but is not required to, increase the applicable executive’s salary during the term.
•Annual Bonus. Each executive is eligible to receive a cash bonus in an amount determined either in the discretion of the Compensation Committee or based on the achievement of performance goals under any annual incentive program that may be established and administered by the Compensation Committee from time to time.
•Equity Awards. Each executive is eligible to receive awards under the Equity Incentive Plan and any other stock option, stock purchase or equity-based incentive compensation plan or arrangement adopted by the Company from time to time in which executives of the Company are eligible to participate, in an amount determined by the Compensation Committee. Any such equity awards will be governed by the applicable plan and award agreements.
•Perquisites; Employee Benefits. Each executive is entitled to fringe benefits and perquisites consistent with the practices of the Company and to the extent that the Company provides similar benefits or perquisites to similarly situated executives, which may include the use of a Company-owned automobile to the extent that the Company deems necessary for the performance of services to the Company. Each executive is entitled to participate in all other employee benefit plans, practices and programs on a basis that is no less favorable than is provided to similarly situated executives, to the extent consistent with applicable law and the terms of the applicable employee benefit plans.
•Termination Payments. If an Employment Agreement is terminated under certain circumstances, the executive may be entitled to receive certain severance payments and benefits. For a description of these payments and benefits and the circumstances under which they may be required, see the discussion below under the heading “Potential Payments Upon Termination or Change in Control.”
•Restrictive Covenants. The Employment Agreements provide for certain restrictive covenants, including covenants limiting or prohibiting competition, use of confidential information, solicitation of customers, recruitment of employees, and disparagement of the Company during the term of the Employment Agreements and, if the Company so elects, for a period of eighteen months following the termination of employment with the Company for any reason.
•Right of First Refusal to Purchase Shares of Class B Common Stock. During the term of the Employment Agreements and for a period of eighteen months following the termination of employment for any reason, the Company or its assignee will have a right of first refusal to purchase any shares of the Company’s Class B common stock that the executive (or, as applicable, the executive’s estate) elects to transfer, convert or dispose of during such period.

•Clawback. The executive’s compensation is subject to any clawback policies required by applicable law, government regulation or stock exchange listing requirement or otherwise adopted by the Company, as such policies may be amended from time to time. For more information about our clawback policy that applies to all NEOs, see the discussion below under the heading “Compensation Policies and Practices Related to Risk Management — Incentive Compensation Recoupment Policy.”

How We Determine Executive Compensation
The Compensation Committee meets several times each year to perform its responsibilities as delegated by the Board of Directors and as set forth in the Compensation Committee’s charter. These responsibilities include evaluating and approving the Company’s compensation philosophy, policies, plans and programs for our NEOs. In the performance of its duties, the Compensation Committee regularly reviews the total compensation, including the base salary, target annual cash incentive award opportunities, long-term incentive award opportunities and other benefits for each of our NEOs.
The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of compensation consultants, outside counsel and other advisers as it deems necessary to assist with the execution of its duties and responsibilities. Prior to selecting or receiving advice from such advisers, the Compensation Committee is required to consider certain factors specified in SEC and Nasdaq rules, including an evaluation of whether the adviser has a conflict of interest that would impair the independent execution of the adviser’s services to the Company. The Company will provide appropriate funding for payment of reasonable compensation to any adviser retained by the Compensation Committee.
Due to our size and the unique nature of our industry, which primarily consists of small, closely held companies and large national or multinational corporations, the Compensation Committee has elected not to identify a peer group for compensation benchmarking purposes based on a lack of directly comparable companies. Instead, in determining appropriate compensation levels for the NEOs, the Compensation Committee relies on its knowledge of the competitive market, historical pay practices, internal relationships among positions at the Company and individual performance of the NEOs.
Role of Compensation Consultant
During fiscal 2023, the Compensation Committee retained Dana Krieg, an independent compensation consultant (the “Compensation Consultant”) in accordance with the Compensation Committee’s charter. Ms. Krieg has more than 25 years of executive compensation consulting experience, having worked for Watson Wyatt (now Willis Towers Watson) and Ernst & Young for the majority of her career. She advises clients on executive compensation strategy and design as well as governance and overall compliance of their executive compensation programs.
The Compensation Consultant reports directly to the Compensation Committee. The Compensation Committee retains sole authority to hire or terminate the Compensation Consultant, approve the Compensation Consultant’s fees, determine the nature and scope of the services to be provided and evaluate the Compensation Consultant’s performance.
The Compensation Consultant attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee chair between meetings. The Compensation Committee makes all final decisions and recommendations regarding the Company’s compensation program.
During fiscal 2023, the Compensation Consultant’s roles included, but were not limited to, the following:
•advising the Compensation Committee on executive compensation trends;
•evaluating the effectiveness of the Company’s cash- and equity-based compensation programs;
•providing advice to the Compensation Committee on governance best practices, as well as any other areas of concern or risk; and
•reviewing and commenting on proxy statement disclosure items, including the CD&A.
The Compensation Committee has assessed the independence of the Compensation Consultant, considering all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Compensation Committee concluded that there are no conflicts of interest raised by the work performed by the Compensation Consultant and that the Compensation Consultant is independent.

Role of Chief Executive Officer
The Compensation Committee makes all compensation decisions related to our NEOs. Our Chief Executive Officer regularly provides information and recommendations to the Compensation Committee on the performance of the executive officers and appropriate levels and components of compensation, as well as other information that the Compensation Committee may request. However, our Chief Executive Officer does not participate in any Compensation Committee deliberations or determinations with respect to his own compensation.
Role of Advisory Vote on Compensation of our NEOs
Our Board recognizes the fundamental interest that our stockholders have in the compensation of our executive officers. At the 2022 Annual Meeting of Stockholders, approximately 97.2% of the votes cast were in favor of the proposal to approve, on an advisory basis, the compensation of our NEOs. Based upon the results of such advisory vote and our review of our compensation policies and decisions, the Board and Compensation Committee believe that these policies and decisions are consistent with our compensation philosophy and objectives and align the interests of our NEOs with the long-term goals of the Company. While the “say on pay” vote is not binding on the Board or the Company, we will continue to review our executive compensation program in the future and will consider the views of our stockholders, as well as other developments, during such review.

Based on the advisory vote of our stockholders at the 2022 Annual Meeting of Stockholders, the Board determined that the Company will hold stockholder advisory votes on executive compensation once every three years. The next stockholder advisory vote on executive compensation is scheduled to occur at the Annual Meeting of Stockholders in 2025.

Summary Compensation Table
The following table summarizes the compensation earned by our NEOs for the fiscal years presented.

		Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)	($)(4)	($)(5)	($)	($)(6)	($)
Fred J. (Jule) Smith, III (1)	2023	605,769	370,281	793,024	615,000	62,318	2,446,392
President and Chief Executive Officer	2022	571,396	250,000	1,179,480	287,500	74,251	2,362,627
	2021	512,115	82,500	2,844,325	412,500	87,903	3,939,343
R. Alan Palmer (2)	2023	394,923	—	—	—	34,545	429,468
Former Executive Vice President and Chief Financial Officer	2022	375,231	—	—	225,000	39,399	639,630
	2021	357,808	157,500	530,000	202,500	39,071	1,286,879
Gregory A. Hoffman (3)	2023	364,231	53,556	264,784	300,000	36,993	1,019,564
Senior Vice President and Chief Financial Officer

John L. Harper	2023	478,000	60,769	433,932	254,625	34,833	1,262,159
Senior Vice President	2022	453,597	50,000	638,976	171,375	57,359	1,371,307
	2021	435,481	120,563	1,440,275	244,687	55,951	2,231,708
Robert P. Flowers	2023	459,000	105,869	416,028	348,750	34,372	1,364,019
Senior Vice President	2022	437,365	20,000	616,756	82,688	57,103	1,213,912
	2021	408,731	110,250	1,436,300	236,250	64,847	2,193,378
M. Brett Armstrong	2023	438,462	103,113	402,600	337,500	49,518	1,331,193
Senior Vice President	2022	396,846	—	558,846	150,000	55,063	1,160,755
	2021	379,769	42,750	1,160,700	213,750	47,904	1,844,873

(1)	Mr. Smith served as the Company’s Chief Operating Officer from October 1, 2020 through March 31, 2021, and has served as President and Chief Executive Officer since April 1, 2021.
(2)	Mr. Palmer retired from his role as Executive Vice President and Chief Financial Officer of the Company effective March 31, 2023. Since that date, Mr. Palmer has remained employed with the Company but is no longer considered an executive officer of the Company.
(3)
Mr. Hoffman served as the Company’s Senior Vice President, Finance, from April 2021 until he was appointed Senior Vice President and Chief Financial Officer effective April 1, 2023. Mr. Hoffman was not an NEO prior to fiscal 2023.

(4)	For fiscal 2023, the amounts presented include (a) cash bonuses paid during the fiscal year in the following amounts: for Mr. Smith, $220,000, for Mr. Flowers, $21,000, and for Mr. Armstrong, $50,000, (b) cash bonuses paid subsequent to fiscal year-end for fiscal 2023 performance in the following amounts: for Mr. Smith, $35,000, for Mr. Hoffman, $20,000, and for Mr. Flowers, $26,156, and (c) bonuses paid in the form of immediately vested Class A common stock subsequent to fiscal year-end for fiscal 2023 performance having the following grant date fair market values: for Mr. Smith, $115,281, for Mr. Hoffman, $33,556, for Mr. Harper, $60,769, for Mr. Flowers, $58,713, and for Mr. Armstrong, $53,113.

(5)	These amounts reflect the aggregate grant date fair value of equity-based awards made during the applicable fiscal year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”), assuming no forfeitures. A discussion of the assumptions used in the calculation of the amounts is included in Note 14, “Equity-Based Compensation” in the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 that was filed with the SEC on November 29, 2023. The amount for each respective year presented includes the value of LTIP-A awards with time-based vesting criteria granted during the applicable fiscal year. In addition, the amounts shown for fiscal 2023 include the fair value at the grant date of the LTIP-B award for the three-year performance period ending September 30, 2025 based on the probable outcome of the performance conditions. The aggregate values of the respective LTIP-B awards at the grant date assuming achievement of the highest level of performance conditions (and application of the maximum possible TSR modifier) are as follows: (a) for Mr. Smith, $2,448,818, (b) for Mr. Hoffman, $728,607, (c) for Mr. Harper, $1,312,915, (d) for Mr. Flowers, $1,264,143, and (e) for Mr. Armstrong, $1,173,833. Mr. Palmer did not receive any equity awards during fiscal 2022 or 2023. For more information regarding the long term equity incentive compensation awarded to our NEOs during fiscal 2023, see the discussion under the heading “Long-Term Equity Incentive Compensation”. The amounts shown for fiscal 2021 and fiscal 2022 include the fair value at the grant date of two LTIP-B awards for the three-year performance periods ending September 30, 2023 and 2024, respectively, based on the probable outcome of the performance conditions. For information regarding the actual payouts of the LTIP-B awards granted in 2021 for the three-year performance period ended September 30, 2023, see the discussion under the heading “Long-Term Equity Incentive Compensation – 2021 LTIP-B Awards that Vested in 2023”.
(6)	For fiscal 2023, the amounts in this column are described in further detail in the following table. For each of the NEOs, these amounts include Company-paid health insurance premiums and 401(k) plan matching contributions, as well as the value of his personal use of a Company-owned vehicle (for Messrs. Smith, Palmer and Flowers) or vehicle allowance (for Messrs. Smith, Harper and Armstrong). The value to the NEOs of their personal use of Company-owned automobiles is based on the incremental cost to the Company of such use, which the Company has calculated as the total variable expense associated with operation of such automobiles during the applicable period. Amounts marked as “Other” in the table below include: (a) for each of the NEOs other than Mr. Flowers, Company-paid premiums for long-term disability insurance; (b) for each NEO, Company-paid group term life insurance premiums; (c) for Mr. Harper, Company-paid premiums for accidental death and dismemberment insurance, and (d) for Messrs. Smith and Hoffman, Company-paid premiums for dental and vision insurance.

	Health Insurance	401(k) Match	Vehicle	Other	Total
Name	($)	($)	($)	($)	($)
Smith	23,452	18,923	18,314	1,629	62,318
Palmer	17,550	12,877	780	3,338	34,545
Hoffman	23,005	11,354	795	1,839	36,993
Harper	19,123	12,200	450	3,060	34,833
Flowers	18,608	12,200	—	3,564	34,372
Armstrong	20,365	9,115	17,400	2,638	49,518

Grants of Plan-Based Awards
The following table provides information concerning plan-based awards made to our NEOs during fiscal 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($) (2)	($)	($) (3)	(#) (5)	(#)	(#) (6)	(#) (7)	($) (8)
Smith	11/3/2022	—	—	—	—	—	—	8,482	258,616
	11/3/2022	—	—	—	11,929	15,905	23,858	—	534,408
		307,500	615,000	676,500	—	—	—	—	—
Hoffman	11/3/2022	—	—	—	—	—	—	3,517	107,233
	11/3/2022	—	—	—	3,517	4,689	7,034		157,550
		150,000	300,000	330,000	—	—	—	—	—
Harper	11/3/2022	—	—	—	—	—	—	5,017	152,968
	11/3/2022	—	—	—	6,272	8,362	12,543	—	280,963
		181,875	363,750	400,125	—	—	—	—	—
Flowers	11/3/2022	—	—	—	—	—	—	4,810	146,657
	11/3/2022	—	—	—	6,013	8,017	12,026	—	269,371
		174,375	348,750	383,625	—	—	—	—	—
Armstrong	11/3/2022	—	—	—	—	—	—	4,655	141,931
	11/3/2022	—	—	—	5,819	7,758	11,637	—	260,669
		168,750	337,500	371,250	—	—	—	—	—

(1)	For fiscal 2023, one-half of each NEO’s annual cash incentive payment was determined by comparing the Company’s consolidated Adjusted EBITDA to its target consolidated Adjusted EBITDA for the fiscal year. In order for the NEOs to earn any amount under this metric, the Company’s Adjusted EBITDA must have been at least 80% of target Adjusted EBITDA, with such performance level resulting in a payout of 50% of the target amount of the portion of the cash incentive tied to Adjusted EBITDA. The maximum amount that could be earned by the NEOs based on Adjusted EBITDA was 120% of the target amount of the portion of the cash incentive tied to Adjusted EBITDA, which would be paid only if Adjusted EBITDA met or exceeded 115% of target Adjusted EBITDA. The remainder of each NEO’s annual cash incentive payment was determined based on the level of achievement of one or more individual or Company goals, with respect to which the degree of achievement was assessed by the Compensation Committee.
(2)	The amounts in this column represent the total amounts payable to each NEO assuming the achievement of the minimum performance level required to receive a payment with respect to the Adjusted EBITDA metric and each NEO’s individual or additional Company performance goals. For a discussion of the actual cash incentive awards paid to our NEOs for service during fiscal 2023, see the discussion under the heading “Annual Cash Incentives.”
(3)	The amounts in this column represent the total amounts payable to each NEO assuming that Adjusted EBITDA met or exceeded 115% of the target amount and that the performance criteria for each individual goal were satisfied. For a discussion of the actual cash incentive awards paid to our NEOs for service during fiscal 2023, see the discussion under the heading “Annual Cash Incentives.”

(4)	During fiscal 2023, each NEO other than Mr. Palmer received an LTIP-B award covering the three-year performance period ending September 30, 2025. Each LTIP-B award provides for a target number of PSUs that are eligible to vest, with 50% of the target PSUs eligible to vest based on the achievement of the Company’s compound aggregate revenue growth rate as compared to the revenue growth rate target over the applicable performance period and 50% of the target PSUs eligible to vest based on the achievement of the Company’s average Adjusted EBITDA margin as compared to the average Adjusted EBITDA margin target over the applicable performance period. Following a determination of the preliminary vested PSUs, the final number of PSUs eligible to vest will be increased or decreased by up to 15% based on a comparison of the Company’s TSR over the performance period to that of the Russell 2000 over the same period (provided that the Company’s TSR must be positive in order for any upward adjustment to be made).
(5)	Each LTIP-B award agreement provides that (i) in order for the grantee to earn any amount under the revenue growth rate metric, the Company’s compound annual revenue growth rate over the performance period must be at least 89% of the target, with such performance level resulting in a payout of 75% of the portion of the award tied to this metric and (ii) in order for the grantee to earn any amount under the Adjusted EBITDA margin metric, the Company’s average Adjusted EBITDA margin over the performance period must be at least 95.2% of the target, with such performance level resulting in a payout of 75% of the portion of the award tied to this metric. The amounts in this column represent the total number of vested PSUs assuming the achievement of the minimum performance level required for the vesting of any PSUs under both the revenue growth rate metric and Adjusted EBITDA margin metric, without giving any effect to the TSR modifier as described in note 4.
(6)	Each LTIP-B award agreement provides that (i) up to 150% of the target number of PSUs under the revenue growth metric will be eligible to vest if the Company’s actual compound annual revenue growth rate over the performance period meets or exceeds 112% of the target rate and (ii) up to 150% of the target number of PSUs under the Adjusted EBITDA margin metric will be eligible to vest if the Company’s average Adjusted EBITDA margin over the performance period meets or exceeds 104.8% of the target. The amounts in this column represent the total number of vested PSUs assuming the achievement of the performance level required for the maximum vesting of PSUs under both the revenue growth rate metric and Adjusted EBITDA margin metric, without giving effect to any TSR modifier as described in note 4.
(7)
The amounts in this table represent the LTIP-A awards with time-based vesting awarded to each NEO other than Mr. Palmer under the Equity Incentive Plan during fiscal 2023. These awards vested or will vest, as applicable, in four equal annual installments, on each of September 30, 2023, 2024, 2025 and 2026.

(8)	Represents the grant date fair value of each equity award computed in accordance with ASC 718, assuming no forfeitures. A discussion of the assumptions used in the calculation of the amounts is included in Note 14, “Equity-Based Compensation” in the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 that was filed with the SEC on November 29, 2023.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding outstanding unvested stock awards held by our NEOs as of September 30, 2023. The market value of the awards reflected in the following table is based on a value of $36.56 per share, the closing market price of our Class A common stock on September 29, 2023, the last trading day prior to our fiscal year-end. For purposes of the following table, awards that vested on September 30, 2023 or with respect to the performance period ended September 30, 2023 are deemed not to be outstanding.

	Stock Awards
	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
Name	(#) (1) (2)	($)	(#) (3)	($)
Smith	114,530	4,187,217	22,710	830,278
Palmer	20,000	731,200	—	—
Hoffman	34,964	1,278,284	6,667	243,746
Harper	57,138	2,088,965	11,984	438,135
Flowers	56,864	2,078,948	11,526	421,391
Armstrong	46,442	1,697,920	10,819	395,543

(1)	The amounts in this column represent restricted shares of Class A common stock with time-based vesting criteria previously granted under the Equity Incentive Plan.
(2)
Unless the award is forfeited or vesting is accelerated because of a termination of employment under the circumstances described below under the heading “Potential Payments upon Termination or Change in Control,” the restrictions on the restricted stock reported in the table above will lapse, and the awards vested or will vest, as applicable, as follows:

	Stock Awards
Name	1/4/2024	9/30/2024	9/30/2025	9/30/2026
Smith	2,500	55,870	54,038	2,122
Palmer	—	10,000	10,000	—
Hoffman	—	17,416	16,668	880
Harper	—	28,485	27,398	1,255
Flowers	—	28,354	27,306	1,204
Armstrong	—	23,113	22,163	1,166

(3)
The amounts in this column represent the number of shares issuable upon the vesting of LTIP-B awards outstanding at fiscal year-end assuming the achievement of the threshold level of performance as defined in the respective award agreements, and without giving effect to any potential modification of the number of vested PSUs based on the Company’s TSR over the performance period.

Option Exercises and Stock Vested

The following table provides information regarding the amounts recognized by our NEOs upon the vesting of stock awards during fiscal 2023. Our NEOs did not exercise any stock options during fiscal 2023.

	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name (1)	(#) (2)	($) (3)
Smith	20,228	798,377
Hoffman	5,866	150,938
Harper	9,736	400,907
Flowers	9,392	386,785
Armstrong	8,575	352,774

(1)	Mr. Palmer did not acquire any shares upon the vesting of equity awards during fiscal 2023.
(2)	Represents shares of Class A common stock acquired upon the vesting of time-based restricted stock awards and performance share awards covering the three-year performance period ended September 30, 2023.
(3)	The value realized on vesting is based on the closing market price of our Class A common stock on the applicable vesting date.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information regarding options and rights outstanding under our equity compensation plans as of September 30, 2023.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	(b) Weighted-Average Exercise Price of Outstanding Options and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation Plans Approved by Security Holders	—	—	435,839 (1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	—	—	435,839

(1)	Represents shares of Class A common stock available for issuance under the Equity Incentive Plan.

Potential Payments Upon Termination or Change in Control

Employment Agreements

Our Employment Agreements provide for certain severance payments and benefits if the employment of the applicable NEO is terminated under certain circumstances. The following discussion describes these payments and benefits and the circumstances under which they may be required.

Termination for cause, without good reason, or due to death or disability. If, during the term of the Employment Agreement, the NEO’s employment is terminated by the Company for “cause,” by the NEO without “good reason,” or due to death or “disability” (as such terms are defined in the Employment Agreement), then the Company will pay to the NEO or his estate, in a lump sum cash payment, the sum of: (i) earned salary through the date of termination, less withholding for taxes and other similar items, to the extent not previously paid, (ii) any unreimbursed travel and other business expenses incurred on or before the date of termination, and (iii) any vested amounts under employee benefit plans sponsored or maintained by the Company in accordance with the terms and conditions governing such plans (together, the “Accrued Amounts”). Any outstanding equity awards will be treated in accordance with the terms of the applicable award or plan.

Termination without cause or for good reason. If, during the term, the NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” (as such terms are defined in the Employment Agreement), then the Company will pay, in a lump sum cash payment, the Accrued Amounts, plus (i) severance in an amount equal to the product obtained by multiplying (A) 1.5 times (B) the average (mean) of the combined base salary and cash bonus received during each of the two (2) completed fiscal years preceding the date of termination, payable in monthly installments over an eighteen-month period, and subject to ongoing compliance with certain restrictive covenants, (ii) health insurance premiums for eighteen months, and (iii) up to $10,000 in reimbursement for outplacement services. Any outstanding equity awards will be treated in accordance with the terms of the applicable award or plan.

Limitation of Benefits. The payments or benefits to be received in connection with a termination of employment are subject to potential reduction to the extent necessary to limit the imposition of taxes under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).

Equity-Based Awards
Our Equity Incentive Plan provides that all unvested shares held by a participant will be forfeited upon the termination of such participant’s employment with the Company except to the extent otherwise provided in an equity award agreement or employment agreement. As of September 30, 2023, the outstanding equity awards held by our NEOs consisted exclusively of restricted shares of Class A stock with time-based vesting criteria and LTIP-B awards. In general, our award agreements do not provide for acceleration in vesting upon a termination of employment for any reason, subject to the following two exceptions:
•The award agreement for 10,000 restricted shares of Class A common stock with time-based vesting criteria granted to Mr. Smith in January 2020 (of which 2,500 shares remained unvested at September 30, 2023) provides for an immediate acceleration of vesting upon a termination of Mr. Smith’s employment by reason of death or disability, by the Company without “cause” or by Mr. Smith for “good reason,” in each case, as defined in his Employment Agreement.
•The award agreements for the mobilization restricted stock awards granted to each of the NEOs during fiscal 2021 provide for an immediate acceleration of vesting upon the retirement of the holder if the holder has been employed with the Company for 15 years or more and is 67 years old or older.
•The LTIP-B award agreements provide that, in the event of the retirement of a holder who has been employed with the Company for 15 years or more and is 67 years old or older, the PSUs shall remain outstanding and eligible for vesting on the regularly-scheduled vesting date based on the actual achievement of the applicable performance goals (as modified by the TSR modifier), and pro-rated based on a fraction, determined by the number of completed days of service from beginning of the performance period through the holder’s retirement date over the total number of days in the performance period.
As of September 30, 2023, Mr. Palmer was the only NEO who satisfied both criteria to cause an acceleration in vesting of his mobilization restricted stock award or prorated vesting of his LTIP-B award in the event of his retirement. As of September 30, 2023, Mr. Palmer held 20,000 shares of restricted Class A common stock subject to a mobilization restricted stock award and no LTIP-B awards.
In addition, under our Equity Incentive Plan, the Compensation Committee may, in its discretion, provide for an acceleration of vesting of any equity-based award at any time, including upon a change in control, as defined in the Equity Incentive Plan.
The following table sets forth an example of the potential amount to which the NEOs could be entitled upon termination of employment without cause or for good reason, in the case of those NEOs with Employment Agreements, or in the case of retirement, for Mr. Palmer, who does not have an Employment Agreement, assuming that such termination event occurred on September 30, 2023. With respect to accelerated equity awards, the amounts in the table assume that the Compensation Committee elected to accelerate or pay out the value of all then-unvested shares of the respective NEOs as of the termination date. The table does not include any amounts or arrangements that do not discriminate in scope, terms or operation in favor of executive officers of the Company and that are available generally to all salaried employees, such as the Accrued Amounts.

	Cash Severance Payment (1)	Insurance Benefits (2)	Outplacement Benefits	Accelerated Equity Awards (3)	Total
Officer	($)	($)	($)	($)	($)
Smith	1,587,008	35,178	10,000	6,065,743	7,697,929
Palmer	—	—	—	731,200	731,200
Hoffman	634,363	34,508	10,000	1,914,026	2,592,897
Harper	1,106,777	28,686	10,000	3,073,892	4,219,355
Flowers	971,463	27,912	10,000	2,963,883	3,973,258
Armstrong	887,066	30,548	10,000	2,591,190	3,518,804

(1)
The value of the cash severance payment is equal to 1.5 times the average (mean) of the combined base salary and cash bonus received by the applicable NEO during each of the two (2) completed fiscal years preceding the date of termination.

(2)	The value of the insurance benefits is estimated by reference to the average monthly premium paid by the Company during the twelve-month period immediately preceding the assumed termination date.
(3)
The value of the accelerated equity awards is based on $36.56, the closing price of our Class A common stock on September 29, 2023, the last trading day prior to September 30, 2023, and assumes that the Compensation Committee elects to accelerate all outstanding restricted stock with time-based vesting and all outstanding LTIP-B awards at their target payout levels. Of the reported amounts, only Mr. Smith and Mr. Palmer have a contractual right to an acceleration or payout for any portion of their shares under specific circumstances, as described in further detail above under the heading “Potential Payments Upon Termination or Change in Control — Equity-Based Awards.”

Director Compensation

Fiscal Year 2023 Compensation

Our Corporate Governance Guidelines provide that the form and amount of director compensation are determined by the Compensation Committee in accordance with the policies and principles set forth in its charter and then recommended to the Board for approval. In determining the form and amount of director compensation, the Compensation Committee considers the responsibilities of the directors and the fees and other forms of compensation being paid by other companies comparable to us. Our Corporate Governance Guidelines also specify that a significant portion of director compensation should be paid in the form of shares of our common stock. The Compensation Committee believes that paying retainers in the form of restricted stock helps to align the interests of our directors with those of our stockholders by further incentivizing the Board to direct the affairs of the Company in a manner that will enhance the value of our common stock.

In November 2021, the Compensation Committee recommended, and our Board approved, the payment of retainers to our non-employee directors for the 2022, 2023 and 2024 fiscal years in the form of a one-time grant of restricted shares of our Class A common stock with a multi-year vesting period. As such, our non-employee directors received the following awards: 42,500 shares for Mr. Fleming and 17,000 shares for each of Messrs. Jennings, Matteson, McKay and Shaffer and Ms. Skelly. The grants vest as to two-thirds of the underlying shares on January 1, 2024 and as to the remaining one-third of the underlying shares on January 1, 2025.

The following table summarizes the compensation paid to our directors during fiscal 2023.

Name	Other Compensation		Total
Ned N. Fleming, III	—		—
Craig Jennings	—		—
Mark R. Matteson	—		—
Michael H. McKay	—		—
Charles E. Owens	$395,917	(2)	$395,917
Stefan L. Shaffer	—		—
Noreen E. Skelly	—		—
Fred J. Smith, III (1)	—		—

(1)
Fred J. Smith, III, our President and Chief Executive Officer, was not compensated for his service on the Board during fiscal 2023. The compensation received by Mr. Smith for his service as the Company’s President and Chief Executive Officer is set forth above under the heading “Executive Officer and Director Compensation — Summary Compensation Table.”

(2)
During fiscal 2023, Mr. Owens served both as Vice Chairman of the Board and as an employee of the Company. The Board believes that Mr. Owens’ extensive experience with the Company and our industry knowledge provides valuable insight to the Board. The amount shown in the table above reflects the base salary and benefits that Mr. Owens receives as compensation for his service as an employee of the Company. Specifically, the “Other Compensation” reported for Mr. Owens includes $364,000 in base salary and $31,917 in benefits, including $15,178 in employer-paid premiums for health insurance, $12,485 in 401(k) plan matching contributions and $4,254 in other benefits. Mr. Owens was not separately compensated for his service on the Board during fiscal 2023.

In addition to the amounts in the table above, the Company reimbursed expenses incurred by our directors in their conduct of the Board’s business. No additional grants or payments were made to directors during fiscal 2023 for service on the Board. Other than the shares of restricted stock granted in November 2021 described above, there were no outstanding equity-based awards held by our non-employee directors or Mr. Owens as of September 30, 2023. For a discussion of outstanding equity awards held by Mr. Smith as of September 30, 2023, see the “Outstanding Equity Awards at Fiscal Year End” table above.

Proposed Restricted Stock Plan

The Compensation Committee and the Board believe that it is in the best interests of the Company to grant equity-based compensation to the Company’s directors and officers in order to attract and retain high-quality directors and officers and further align the interests of our directors and officers with those of the Company’s stockholders. The Compensation Committee, acting pursuant to its charter and delegated authority from the Board in accordance with Delaware law, has adopted, subject to stockholder approval, a new Restricted Stock Plan, which is designed to attract, retain and motivate directors and officers of the Company by providing them with equity-based compensation. The Company’s stockholders are being asked to approve this Restricted Stock Plan, as described in detail below under Proposal 3. Should the plan be approved by the Company’s stockholders, the Compensation Committee, as administrator of the Restricted Stock Plan, will consider making awards of restricted shares of Class B common stock under such plan to the Company’s directors and officers, including in payment of retainers and other fees owed for services rendered, in the case of directors.

Compensation Policies and Practices Related to Risk Management

General

Our compensation program is balanced, focused and gives considerable weight to the long-term performance of the Company. Under this structure, the highest amount of compensation can only be achieved through consistent superior performance over sustained periods of time. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Likewise, the elements of compensation are balanced among current cash payments and long-term equity-based incentive awards. The Compensation Committee retains the discretion to adjust compensation for quality of performance and adherence to the Company’s values.

Based on the foregoing features of our compensation program and the following summary of some of the other key policies and considerations underlying our program, the Compensation Committee has concluded that risks arising from compensation policies and practices for employees of the company and its affiliates are not reasonably likely to have a material adverse effect on the Company as a whole.

Incentive Compensation Recoupment Policy

Our Incentive Compensation Recoupment Policy (the “Recoupment Policy”) provides that, in the event that the Company is required to prepare an accounting restatement of its financial statements, we will require forfeiture or reimbursement from current and former executive officers, including our NEOs, of any excess incentive compensation received by them during the three completed fiscal years immediately preceding the date on which we are required to prepare an accounting restatement. The Recoupment Policy covers incentive compensation (cash and equity) and applies irrespective of whether an executive officer engaged in fraud or other misconduct.

Cash and equity awards that are granted, earned or vested wholly or in part upon the attainment of a financial reporting measure are subject to recoupment based on a restatement of our financial statements. We may recoup incentive compensation by (i) requiring reimbursement of cash incentive compensation previously paid, (ii) seeking recovery of any gain realized on vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards, (iii) offsetting the recouped amount from any compensation otherwise owed by us to the current or former executive officer, (iv) canceling outstanding vested or unvested equity awards and/or (v) taking any other remedial or recovery action permitted by law. There is no time limit on our ability to recover amounts under the Recoupment Policy other than limits imposed by law, and recoupment is available to us regardless of whether the executive officer is still employed by us when recoupment is required. Our Compensation Committee, designated by the Board as the administrator of the Recoupment Policy, is responsible for determining whether recoupment is required under the Recoupment Policy and for making all other determinations for the administration of the Recoupment Policy.

Accounting and Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year payable to certain executive officers, subject to certain grandfathering rules for compensation arrangements in effect prior to January 1, 2018 and not materially modified thereafter. The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive officers and other key employees that are important to the Company’s success. Accordingly, the Compensation Committee has authorized and will continue to authorize compensation payments that are limited, in full or in part, as to tax deductibility. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity plans and programs. If accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Employee, Officer and Director Hedging

The Company has adopted a policy applicable to the Company’s directors and officers and any other persons that the Company may from time to time designate that prohibits such persons from trading in “puts” and “calls” (publicly traded options to sell or buy the Company’s stock) and other derivative securities or engaging in “short sales” of the Company’s securities. The trading restrictions in the policy do not apply to (i) transactions under Company benefit plans or (ii) trades pursuant to an approved prearranged trading plan, provided that the covered person entered into such a plan during an open trading window and the plan otherwise meets the conditions and requirements for such plans under Company policy and applicable law. In addition, specific exceptions to the policy may be made when (i) the person requesting approval does not possess material non-public information, (ii) personal circumstances warrant the exception and (iii) the exception would not otherwise contravene the law or the purposes of the policy. As of September 30, 2023, no financial instruments (including prepaid variable forward contracts, equity swaps, collars, puts, calls and exchange funds) had been granted by the Company to any employee or director of the Company as part of the compensation of such employee or director or were held, directly or indirectly, by any such employee or director.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K (the “pay ratio rule”), we are providing the following information about the relationship of the median of the total annual compensation of our employees and the total annual compensation of our Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with the pay ratio rule.
The pay ratio rule permits a company to identify its median employee once every three years, unless there has been a change in its employee population or employee compensation arrangements that the company reasonably believes would result in a significant change in its pay ratio disclosure. We previously determined our median employee by preparing a list of all employees (excluding our Chief Executive Officer) as of September 30, 2021, along with their gross income reportable on IRS form W-2 paid to such employees during the fiscal year ended September 30, 2021. Reportable gross income for fiscal 2021 was annualized for those full-time employees who were not employed for the full fiscal year. After identifying the median employee, we calculated that employee’s annual total compensation using the same methodology we use for our NEOs as set forth in the Summary Compensation Table above. Because there have been no material changes in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure, we have elected to base the pay ratio disclosure on the same median employee identified for the fiscal year ended September 30, 2021.

Using the methodology described above, the annual compensation for fiscal 2023 for our Chief Executive Officer was $2,446,392 and for our median employee was $63,617. The resulting ratio of our Chief Executive Officer’s pay to that of our median employee for the fiscal year ended September 30, 2023 was 38.4 to 1.

Pay Versus Performance Disclosure

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Current PEO(1)	Summary Compensation Table Total for Former PEO(1)	Compensation Actually Paid to Current PEO(1)(2)	Compensation Actually Paid to Former PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Company TSR(3)	Peer Group TSR(3)	Net Income ($000)	Revenue ($000)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	2,446,392	N/A	4,047,952	N/A	1,081,281	1,679,339	$302.15	$226.32	49,001	1,563,548
2022	2,362,627	N/A	1,367,724	N/A	1,096,401	718,359	$216.78	$175.64	21,376	1,301,674
2021	3,939,343	492,913	4,996,295	492,913	1,889,210	2,185,221	$275.79	$162.83	20,177	910,739

(1)
Fred J. Smith, III served as our principal executive officer (“PEO”) for each of fiscal 2023 and 2022 and a partial year in fiscal 2021. Charles E. Owens, our Vice Chairman, served as our PEO for a partial year in fiscal 2021. For fiscal 2023, our non-PEO NEOs were Messrs. Palmer, Hoffman, Harper, Flowers and Armstrong. For fiscal 2022 and 2021, our non-PEO NEOs were Messrs. Palmer, Harper, Flowers and Armstrong.

(2)
For each of fiscal 2023, 2022 and 2021, the values included in this column for the compensation actually paid to our Current PEO and the average compensation actually paid to our non-PEO NEOs reflected the following adjustments to the values included in column (b) and column (d), respectively, in the table above. For the former PEO, compensation actually paid in fiscal 2021 was equal to the Summary Compensation Table (“SCT”) total.

Current PEO	2023	2022	2021
SCT Total for Current PEO (b)	2,446,392	2,362,627	3,939,343
- SCT “Stock Awards” column value	-793,024	-1,179,480	-2,844,325
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	878,160	946,084	3,770,802
[+/-] year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	1,294,324	-775,879	—
[+/-] change in fair value of equity awards granted in the covered year that vested in the covered year	77,525	50,270	130,476
[+/-] year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	144,574	-35,898	—
Compensation Actually Paid to Current PEO (c)	4,047,952	1,367,724	4,996,295

Average for Non-PEO NEOs (d)	2023	2022	2021
SCT Total for Non-PEO NEOs (d)	1,081,281	1,096,401	1,889,210
- SCT “Stock Awards” column value	-303,469	-453,645	-1,141,819
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	332,716	362,249	1,412,072
[+/-] year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	480,729	-296,622	—
[+/-] change in fair value of equity awards granted in the covered year that vested in the covered year	32,902	21,279	25,757
[+/-] year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	55,180	-11,304	—
Compensation Actually Paid to Non-PEO NEOs (e)	1,679,339	718,359	2,185,221

(3)
For each of fiscal 2023, 2022 and 2021, TSR for the Company and the peer group was calculated as the yearly percentage change in cumulative TSR based on a deemed fixed investment of $100 at market close on September 30, 2020. The yearly percentage change in cumulative TSR was measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for the period from September 30, 2020 through and including the last day of the covered fiscal year (the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between stock price per share at the end and the beginning of the Measurement Period, divided by (b) stock price per share at the beginning of the Measurement Period. The peer group (the “Peer Group”) TSR set forth in this table utilizes the Dow Jones U.S. Heavy Construction Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K and included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

Pay Versus Performance Relationship Descriptions

The following graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance table for each of 2023, 2022, and 2021, including: (a) a comparison between our cumulative TSR and the total TSR of the Peer Group and (b) comparisons between (i) the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO NEOs and (ii) each of Company TSR, Net Income and Revenue. For purposes of the following graphical comparisons, the Compensation Actually Paid to PEO for fiscal 2021 aggregates the compensation amounts of our current and former PEOs.

Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid, Company TSR and Peer Group TSR

$10.0
$7.5
$5.0
$2.5
$0.0
Compensation Actually Paid ($ Millions)
$480.00
$320.00
$160.00
$0.00
Total Shareholder Return
2021
2022
2023
Compensation Actually Paid to PEO ($ Millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ Millions)
Company TSR
Peer Group TSR

Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Net Income

$10.0
$7.5
$5.0
$2.5
$0.0
Compensation Actually Paid ($ Millions)
$60.0
$45.0
$30.0
$15.0
Net Income ($ Millions)
2021
2022
2023
Compensation Actually Paid to PEO ($ Millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ Millions)
Net Income ($ Millions)

Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Revenue

$10.0
$7.5
$5.0
$2.5
$0.0
Compensation Actually Paid ($ Millions)
$2,000
$1,500
$1,000
$500
Revenue ($ Millions)
2021
2022
2023
Compensation Actually Paid to PEO ($ Millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ Millions)
Revenue ($ Millions)

The following table lists the four financial performance measures that we believe represent the most important performance measures used to link compensation actually paid to our PEO and non-PEO NEOs for 2023 to our performance:

Revenue
Revenue growth
Adjusted EBITDA(1)
Adjusted EBITDA margin(1)

(1)
Adjusted EBITDA and Adjusted EBITDA margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) equity-based compensation expense, (v) loss on the extinguishment of debt, and (vi) certain management fees and expenses (for periods commencing prior to September 30, 2023). Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenues for the applicable period. These metrics are supplemental measures of the Company’s operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of the Company’s operating performance. The Company presents Adjusted EBITDA and Adjusted EBITDA margin because management uses these measures as key performance indicators, and the Company believes that securities analysts, investors and others use these measures to evaluate companies in the Company’s industry. The Company’s calculation of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets. For further discussion, including a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and the calculation of Adjusted EBITDA margin, see Item 7 of our 2023 Form 10-K.

Compensation Committee Interlocks and Insider Participation
During fiscal 2023, the members of the Compensation Committee were Messrs. Fleming, Matteson and Shaffer, none of whom was, during the fiscal year, an officer or employee of the Company and none of whom, other than Mr. Matteson, has ever served as an officer of the Company. During fiscal 2023, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or on the Board.

The following is a summary of certain relationships and transactions involving members of our Compensation Committee requiring disclosure under Item 404 of Regulation S-K. Transactions involving SunTx and its affiliates may be attributed to Messrs. Fleming and Matteson as a result of their status as directors and officers of SunTx.

•We are a party to a management services agreement with SunTx Capital Management, an affiliate of SunTx. Pursuant to the agreement, SunTx Capital Management provides management services to us, including with respect to financing, business strategies and business development. For these management services, we paid SunTx Capital Management approximately $1.5 million during the fiscal year ended September 30, 2023. The management services agreement expires on October 1, 2028.
•We have entered into indemnification agreements with each of our current directors and executive officers. We anticipate that future directors and executive officers will enter into indemnification arrangements with us in substantially similar form. The indemnification agreements generally provide, among other things, that we will indemnify and hold harmless each person subject to such agreement (each, an “indemnitee”) to the fullest extent permitted by applicable law from and against all expenses, losses, damages, judgments, fines and other specified costs that may result or arise in connection with such indemnitee serving in his or her capacity as a director or executive officer of the Company or serving at our direction as a director, officer, employee or agent of another entity. These agreements further provide that, upon an indemnitee’s request and subject to certain conditions, we will advance expenses to the indemnitee. Pursuant to the indemnification agreements, an indemnitee is presumed to be entitled to indemnification, and we have the burden of proving otherwise. The indemnification agreements also provide that, to the extent that we maintain an insurance policy providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company, indemnitees shall be covered by such policy to the maximum extent of the available coverage. The foregoing is only a brief description of the indemnification agreements, does not purport to be complete and is qualified in its entirety by reference to the Company’s form of indemnification agreement, which previously has been filed with the SEC.

•N. Nelson Fleming, IV, the son of Ned N. Fleming, III, the Executive Chairman of our Board and Managing Partner of SunTx, serves as our Vice President of Strategy and Business Development. During fiscal 2023, we paid Nelson Fleming approximately $345,000 in cash compensation and approximately $41,000 in benefits and granted equity awards with an aggregate grant date fair market value of approximately $187,000, representing total compensation of approximately $573,000 paid to Mr. Fleming during fiscal 2023 in connection with his employment.
•We are a party to an access agreement with Island Pond Corporate Services, LLC (“Island Pond”) regarding certain property owned by affiliates of Ned N. Fleming, III, the Executive Chairman of our Board and Managing Partner of SunTx. Pursuant to the agreement, we have a non-exclusive right to use certain land located in Baker County, Georgia for the purpose of business development. We paid Island Pond $340,000 during the fiscal year ended September 30, 2023 pursuant to the terms of the agreement.

•On December 1, 2023, the Company entered into an Exchange Agreement (the “Exchange Agreement”), by and among the Company, SunTx Partners II, SunTx Partners II Dutch, AMDG and CJCT, pursuant to which the Company participated in the following transactions (collectively, the “Exchanges”): (i) SunTx Partners II exchanged 132,682 shares of the Company’s Class A common stock with the Company for 132,682 newly issued shares of Class B common stock; (ii) SunTx Partners II Dutch exchanged 67,318 shares of Class A common stock with the Company for 67,318 newly issued shares of Class B common stock; (iii) AMDG exchanged 100,000 shares of Class B common stock with the Company for 100,000 newly issued shares of Class A common stock; and (iv) CJCT exchanged 100,000 shares of Class B common stock with the Company for 100,000 newly issued shares of Class A common stock. Following the completion of the Exchanges, the total number of shares of Class A common stock and total number of shares of Class B common stock outstanding were the same as immediately prior to the Exchanges.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

Submitted by the Compensation Committee of the Board.

Ned N. Fleming, III, Chairperson
Mark R. Matteson
Stefan L. Shaffer

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions
Our Board has adopted a written policy for the review, approval and ratification of transactions with related parties. The policy covers transactions between the Company and any of our executive officers and directors or their respective affiliates, director nominees, 5% or greater security holders or family members of any of the foregoing. Our Audit Committee reviews transactions covered by this policy to determine, among other things:
•whether the terms of the transaction are fair to the Company, have resulted from arm’s length negotiations and are on terms at least as favorable as would apply if the transaction did not involve a related party;
•whether there are demonstrable business reasons for the Company to enter into the transaction;
•whether the transaction is material to the Company;
•the role the related party played in arranging the transaction;
•whether the transaction could impair the independence of a director; and
•the interests of all related parties in the transaction.
A related party transaction will only be approved or ratified by the Audit Committee if the Audit Committee determines that the transaction is beneficial to the Company and the terms of the transaction are fair to the Company.
Prior to adopting a formal related party transaction policy, our management and Board reviewed and approved related party transactions on a case-by-case basis. The terms of the related party transactions and agreements described below were determined by and among affiliated entities and, consequently, are not necessarily the result of arm’s length negotiations. Although it is possible that we could have negotiated more favorable terms for such transactions with unrelated third parties, our management and Board believe that the terms of the related party transactions described below are reasonable, fair and beneficial to the Company.

Transactions with Related Parties
We have engaged in, and continue to engage in, related party transactions with certain current and former directors, members of management and beneficial holders of more than 5% of our common stock. The following summarizes certain transactions with these related parties.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers. We anticipate that future directors and executive officers will enter into indemnification arrangements with us in substantially similar form. The indemnification agreements generally provide, among other things, that we will indemnify and hold harmless each indemnitee to the fullest extent permitted by applicable law from and against all expenses, losses, damages, judgments, fines and other specified costs that may result or arise in connection with such indemnitee serving in his or her capacity as a director or executive officer of the Company or serving at our direction as a director, officer, employee or agent of another entity. These agreements further provide that, upon an indemnitee’s request and subject to certain conditions, we will advance expenses to the indemnitee. Pursuant to the indemnification agreements, an indemnitee is presumed to be entitled to indemnification, and we have the burden of proving otherwise. The indemnification agreements also provide that, to the extent that we maintain an insurance policy providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company, indemnitees shall be covered by such policy to the maximum extent of the available coverage. The foregoing is only a brief description of the indemnification agreements, does not purport to be complete and is qualified in its entirety by reference to the Company’s form of indemnification agreement, which previously has been filed with the SEC.
Other Transactions
We are a party to a management services agreement with SunTx Capital Management, an affiliate of SunTx. Pursuant to the agreement, SunTx Capital Management provides management services to us, including with respect to financing, business strategies and business development. For these management services, we paid SunTx Capital Management approximately $1.5 million during the fiscal year ended September 30, 2023. The management services agreement expires on October 1, 2028.

On December 31, 2017, we sold an indirect wholly owned subsidiary to Reid Smith, the brother of Fred J. (Jule) Smith, III, our President and Chief Executive Officer, in consideration for a note receivable in the amount of approximately $1.0 million, which approximated the net book value of the disposed entity. In connection with this transaction, we also received a separate note receivable from the disposed entity in the amount of approximately $1.0 million, representing certain accounts payable of the disposed entity that we had previously paid on its behalf. The notes do not bear interest. During fiscal 2023, the largest aggregate amount of principal outstanding was approximately $678,000, and the aggregate amount of principal paid on the notes was approximately $170,000. As of September 30, 2023, the aggregate remaining principal balance of the notes was approximately $508,000. Remaining payments are scheduled to be made in periodic installments through the 2026 fiscal year.
FSC, our North Carolina subsidiary, is a party to a master services subcontract with Austin Trucking, LLC (“Austin Trucking”), an entity owned by Jacob R. Austin, the brother-in-law of Fred J. (Jule) Smith, III, our President and Chief Executive Officer. Pursuant to the agreement, Austin Trucking performs subcontract work for FSC, including trucking services. During the fiscal year ended September 30, 2023, FSC incurred costs of approximately $8.6 million for these subcontract services. As of September 30, 2023, FSC had approximately $593,000 due to Austin Trucking reflected in accounts payable.
Prior to our acquisition of FSC in 2011, FSC advanced funds to an entity owned by Fred J. Smith, Jr., the father of Fred J. (Jule) Smith, III, our President and Chief Executive Officer, in connection with a land development project. Through March 2021, the obligations of the borrower entity to repay the advances were guaranteed by a separate entity owned by Fred J. Smith, Jr. Amounts outstanding under the advances did not bear interest and were scheduled to mature in full in March 2021. In March 2021, FSC amended and restated the terms of the repayment obligation, as a result of which Fred J. (Jule) Smith, III personally assumed the remaining balance of the obligation. No new amounts were advanced to Mr. Smith by the Company, FSC or any subsidiary or affiliate thereof in connection with the transaction. Under the amended and restated terms, Mr. Smith executed a promissory note in favor of FSC in the principal amount of approximately $774,000. The note bears simple interest at a rate of 4.0% and requires annual minimum payments of $100,000, inclusive of principal and accrued interest, with any remaining principal and accrued interest due and payable in full on December 31, 2027. During fiscal 2023, the Company released its security interest in 30,000 shares of Class B common stock and 7,500 shares of Class A common stock owned by Mr. Smith personally that had previously been pledged as collateral for the loan. During fiscal 2023, the largest aggregate amount of principal and interest outstanding under the note was approximately $712,000, and the amount of principal and interest paid on the note was $100,000. As of September 30, 2023, the aggregate remaining amount outstanding in respect of the note was approximately $632,000, inclusive of accrued interest.
We are a party to an access agreement with Island Pond Corporate Services, LLC (“Island Pond”) regarding certain property owned by affiliates of Ned N. Fleming, III, the Executive Chairman of our Board and Managing Partner of SunTx. Pursuant to the agreement, we have a non-exclusive right to use certain land located in Baker County, Georgia for the purpose of business development. We paid Island Pond $340,000 during the fiscal year ended September 30, 2023 pursuant to the terms of the agreement.
Brandi Harper, the wife of John L. Harper, our Senior Vice President, served as General Counsel of WCC during fiscal 2023. During fiscal 2023, WCC paid Brandi Harper approximately $332,000 in cash compensation and approximately $12,000 in benefits, representing total compensation of approximately $344,000 paid to Ms. Harper in connection with her employment. Ms. Harper retired effective September 30, 2023. In connection with her retirement, WCC entered into a severance agreement with Ms. Harper providing for a total of $360,000 in severance compensation, consisting of a one-time lump sum cash payment of $60,000 and the remaining balance payable in weekly installments through September 30, 2024.
Brandon Owens, the son of Charles E. Owens, our Vice Chairman, serves as the Vice President of Operations of WCC. During fiscal 2023, WCC paid Mr. Owens approximately $420,000 in cash compensation and approximately $42,000 in benefits, and we granted equity awards with multi-year time-based vesting criteria having an aggregate grant date fair market value of approximately $63,000, representing total compensation of approximately $525,000 paid to Mr. Owens during fiscal 2023 in connection with his employment.
Joey Armstrong, the brother of M. Brett Armstrong, our Senior Vice President, Operations, serves as Business Development Manager of WCC. During fiscal 2023, WCC paid Joey Armstrong approximately $127,000 in cash compensation and approximately $19,000 in benefits, representing total compensation of approximately $146,000 paid to Mr. Armstrong during fiscal 2023 in connection with his employment.
Justin Andrews, the son of Todd K. Andrews, our Chief Accounting Officer, serves as an Estimator for CWR. During fiscal 2023, CWR paid Justin Andrews approximately $111,000 in cash compensation and approximately $25,000 in benefits, representing total compensation of approximately $136,000 paid to Mr. Andrews during fiscal 2023 in connection with his employment.

N. Nelson Fleming, IV, the son of Ned N. Fleming, III, the Executive Chairman of our Board and Managing Partner of SunTx, serves as our Vice President of Strategy and Business Development. During fiscal 2023, we paid Nelson Fleming approximately $345,000 in cash compensation and approximately $41,000 in benefits and granted equity awards with an aggregate grant date fair market value of approximately $187,000, representing total compensation of approximately $573,000 paid to Mr. Fleming during fiscal 2023 in connection with his employment.
On December 1, 2023, the Company entered into an Exchange Agreement, by and among the Company, SunTx Partners II, SunTx Partners II Dutch, AMDG and CJCT, pursuant to which the Company participated in the following transactions: (i) SunTx Partners II exchanged 132,682 shares of the Company’s Class A common stock with the Company for 132,682 newly issued shares of Class B common stock; (ii) SunTx Partners II Dutch exchanged 67,318 shares of Class A common stock with the Company for 67,318 newly issued shares of Class B common stock; (iii) AMDG exchanged 100,000 shares of Class B common stock with the Company for 100,000 newly issued shares of Class A common stock; and (iv) CJCT exchanged 100,000 shares of Class B common stock with the Company for 100,000 newly issued shares of Class A common stock. Following the completion of the Exchanges, the total number of shares of Class A common stock and total number of shares of Class B common stock outstanding were the same as immediately prior to the Exchanges.

The general partner of each of SunTx Partners II and SunTx Partners II Dutch is SunTx Partners II GP. The general partner of SunTx Partners II GP is SunTx Capital II Management. Ned N. Fleming, III, the Executive Chairman of the Company’s Board, is the majority shareholder and sole director of SunTx Capital II Management. Mr. Matteson and Mr. Jennings, each a member of the Board, are shareholders of SunTx Capital II Management. Mr. Matteson is the general partner of AMDG. Mr. Jennings is the general partner of CJCT.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board is currently composed of three directors, all of whom satisfy the heightened independence requirements specified in Rule 10A-3 under the Exchange Act and the listing standards of Nasdaq. All members of the Audit Committee are financially literate, as that qualification has been interpreted by the Company’s Board in its business judgment, and two members of the Audit Committee qualify as “audit committee financial experts,” as that term is defined by the SEC. The Audit Committee operates under a written charter.
The Audit Committee hereby submits the following report:
•The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements.
•The Audit Committee has discussed with the Company’s independent registered public accountant, RSM, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
•The Audit Committee has received and reviewed the written disclosures and the letter from RSM required by applicable rules of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and has discussed with RSM their independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 for filing with the SEC. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it be reference into such filing.

Audit Committee:

Noreen E. Skelly, Chairperson
Michael H. McKay
Stefan L. Shaffer

PROPOSAL 1
ELECTION OF CLASS III DIRECTORS

General

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following individuals for election as Class III directors of the Company to serve for a three-year term expiring at the 2027 Annual Meeting of Stockholders:

Michael H. McKay	Stefan L. Shaffer	Noreen E. Skelly

Unless a stockholder instructs otherwise, shares represented by properly submitted proxies will be voted “FOR” the election of the director nominees listed above. The Board anticipates that the nominees listed above will be able to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted for a substitute selected by the Board.

Vote Required; Board Recommendation

The election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Under a plurality voting standard, the directors who are elected to serve on our Board will be the three nominees receiving the highest number of votes cast in the election.

The Board unanimously recommends that the stockholders vote “FOR” each of the nominees named above.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
The Audit Committee has appointed RSM as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024. Stockholder ratification of the appointment is not required under Delaware law, but the Board has decided to ascertain the position of the Company’s stockholders on the appointment. The Audit Committee and the Board believe that the continued retention of RSM as the Company’s independent registered public accountant is in the best interests of the Company and its stockholders. If the appointment of RSM is not ratified, the Audit Committee may reconsider its appointment of RSM.

General
RSM audited our financial statements as of and for the fiscal year ended September 30, 2023 and has served as our independent registered public accounting firm since June 2017. It is expected that a representative of RSM will be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she so desires.

Audit Committee Pre-Approval Policy
Our Board has a policy for the pre-approval of audit and non-audit services performed by the independent registered public accountant, pursuant to which the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accountant in order to ensure that the provision of such services does not impair the accountant’s independence. The Audit Committee considers non-audit fees and services when assessing the accountant’s independence. Unless a type of service to be provided by the independent registered public accountant has received general pre-approval and is within any preestablished fee limits, the service will require specific pre-approval by the Audit Committee. Any amounts invoiced for services rendered that materially exceed pre-approved cost levels will require specific approval by the Audit Committee prior to the payment of such invoice. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to the Company by the independent registered public accountant during the following twelve months. The most recent pre-approval occurred in November 2023. The Audit Committee may delegate pre-approval authority to one or more of its members, who in turn must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees Paid to RSM
The following table presents fees for professional services rendered by RSM for the audit of the Company’s annual financial statements for the fiscal years ended September 30, 2023 and 2022, and fees billed for other services rendered by RSM during those periods, inclusive of out-of-pocket expenses.

	2023	2022
Audit Fees	$2,214,256	$1,872,390
Audit-Related Fees	—	—
Tax Fees	118,100	120,750
All Other Fees	—	—
	$2,332,356	$1,993,140

Audit Fees. This category includes fees and expenses for professional services related to the audit of the Company’s financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as services that are normally provided by RSM in connection with statutory and regulatory filings. Specifically, the amounts in the table above represent fees and expenses related to (i) the audit of the Company’s annual financial statements for the fiscal years ended September 30, 2023 and 2022, including testing of our internal controls related to the requirement under Section 404 of the Sarbanes-Oxley Act for RSM to opine on our internal controls, (ii) review of the Company’s interim financial statements and related disclosures included in periodic reports filed with the SEC, (iii) work performed in connection with the Company’s registration statement on Form S-8 filed during fiscal 2023, and (iv) audit services related to subsidiary-level financial data of our operating companies for submission to, and for purposes of qualifying our operating companies to perform work with, various state Departments of Transportation. In each case, these services were approved by the Audit Committee pursuant to the pre-approval policy described above.

Audit-Related Fees. This category includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in Audit Fees. There were no such fees for the 2023 or 2022 fiscal years.
Tax Fees. This category includes fees billed for professional services related to tax compliance, tax advice and tax planning. For both the 2023 and 2022 fiscal years, the amounts in the table above relate to the preparation of federal and state corporate income tax returns, tax consultation with respect to acquisitions and other corporate tax matters. In each case, these services were approved by the Audit Committee pursuant to the pre-approval policy described above.
All Other Fees. This category includes fees billed to the Company for products and services provided by RSM that do not fall into one of the other three categories above. There were no such fees during the 2023 or 2022 fiscal years.

Vote Required; Board Recommendation

The ratification of the appointment of RSM as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 2.

PROPOSAL 3
APPROVAL OF THE CONSTRUCTION PARTNERS, INC. 2024 RESTRICTED STOCK PLAN

The Board adopted the Restricted Stock Plan effective as of January 15, 2024. The Restricted Stock Plan, which remains subject to the approval of the Company’s stockholders at the Annual Meeting, is designed to attract, retain and motivate directors, employees and consultants of the Company by providing them with equity-based compensation in the form of restricted shares of the Company’s Class B common stock (“Class B Restricted Stock”).
Description of the Plan

The following is a summary of the material terms and provisions of the Restricted Stock Plan and the tax consequences to the Company and to those participants who receive awards under the Restricted Stock Plan. This summary is qualified in its entirety by reference to the Restricted Stock Plan, a copy of which is attached to this Proxy Statement as Appendix A. To the extent that there is a conflict between this summary and the Restricted Stock Plan, the terms of the Restricted Stock Plan will govern.

Purpose. The purpose of the Restricted Stock Plan is to provide for payment in shares of Class B Restricted Stock of the retainers and other compensation of the Company’s directors, employees and consultants. The Restricted Stock Plan is intended to provide participants with a larger equity interest in the Company, to enhance the commonality of interests between participants, on the one hand, and the Company’s stockholders, on the other hand, and to provide an effective mechanism for the Company to attract and retain well-qualified individuals to serve on the Board and as employees and consultants.

Administration. The Restricted Stock Plan will be administered by the Compensation Committee, which will have full authority to select individual participants to receive awards, establish the terms of awards, and administer and interpret the Restricted Stock Plan in its sole discretion.

Eligibility. Only persons who are directors, employees or consultants of the Company as of a particular grant date will be eligible to receive awards under the Restricted Stock Plan, in each case, solely to the extent awarded by the Compensation Committee in its sole discretion. As of January 22, 2024, we had approximately 4,360 employees, 10 consultants, and six non-employee directors.

Shares Available for Issuance. A total of 2,000,000 shares of the Company’s Class B common stock will be reserved for issuance under the Restricted Stock Plan, subject to adjustments for certain changes in corporate capitalization. Class B Restricted Stock may consist, in whole or in part, of (i) authorized and unissued shares of Class B common stock, (ii) Class B common stock reacquired by the Company through purchase in private transactions, (iii) Class B common stock held by the Company as treasury shares or (iv) Class B common stock that was previously subject to an award but forfeited pursuant to the terms of the Restricted Stock Plan.

Maximum Individual Awards. The maximum aggregate dollar value of awards that may be granted under the Restricted Stock Plan during any fiscal year to any participant is $825,000, rounded up to the nearest full share.

Class B Restricted Stock. The terms and conditions of each award, including those related to vesting, will be determined by the Compensation Committee and set forth in a written award agreement between the Company and the participant. The restrictions applicable to the award will lapse, and the participant will become fully vested in the number of shares of Class B common stock with respect to which the restrictions have lapsed, in accordance with a vesting schedule determined by the Compensation Committee. If a participant ceases to be eligible as a participant for any reason other than death, disability or a change in control of the Company, such individual will forfeit all shares of Class B Restricted Stock that have not previously vested. In the event of the death or disability of a participant or a change in control of the Company, any restricted period applicable to an award will be deemed to have lapsed and all conditions will be deemed to have been satisfied, such that the award will become 100% vested as of the date of the applicable acceleration event.

Transfer Restrictions. Unless otherwise determined by the Compensation Committee, participants will not be permitted to transfer any unvested award granted under the Restricted Stock Plan, other than by will or by the applicable laws of descent and distribution.

Voting and Dividend Rights. Unless otherwise provided by the Compensation Committee in an award agreement, the holder of shares of Class B Restricted Stock shall be entitled to vote such shares. Unless otherwise provided in the participant’s award agreement, dividends, if any, paid on shares of Class B Restricted Stock will be held by the Company, without interest, until such time as the restrictions lapse on the related shares of Class B Restricted Stock. Dividends on shares of Class B Restricted Stock that are forfeited will also be forfeited to the Company.

Registration of Class B Common Stock. The Restricted Stock Plan provides that the shares of Class B common stock underlying awards made under the Restricted Stock Plan may be registered with the SEC or issued pursuant to one or more exemptions from registration under the Securities Act (including, without limitation, pursuant to Section 4(a)(2) of the Securities Act, Regulation D of the Securities Act, or otherwise). The Company currently does not intend to register the issuance of the shares of our Class B common stock under the Restricted Stock Plan with the SEC but may elect to pursue registration of such shares in the future.

Clawback; Recoupment. We may clawback or recoup all or any portion of any shares or cash paid to a participant in connection with an award, in accordance with the terms of any clawback or recoupment policy, as set forth in the Restricted Stock Plan and approved by the Board of Directors from time to time.

Other Provisions. The Restricted Stock Plan contains provisions to prevent dilution in the case of stock dividends, stock splits and changes in the structure of our common stock. The Restricted Stock Plan may be amended, modified or discontinued at any time by the Compensation Committee, except that the Compensation Committee does not have the ability to adversely affect or impair any outstanding award without the consent of the participant holding that award of Class B Restricted Stock. Under Nasdaq listing standards, certain amendments to the Restricted Stock Plan may require stockholder approval. Awards may be made under the Restricted Stock Plan until the tenth anniversary of the date on which the Restricted Stock Plan is approved by the Company’s stockholders.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the Restricted Stock Plan is based on the provisions of the Internal Revenue Code and regulations thereunder as currently in effect, together with applicable administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences for United States citizens and does not consider the potential impact of state or local tax laws. It is not intended to be a complete discussion of all of the United States income tax consequences of the Restricted Stock Plan or of all of the requirements that must be satisfied to qualify for the tax treatment described in this discussion. Changes in the law and the regulations may modify the discussion, and, in some cases, changes may be retroactive. In addition, tax consequences may vary depending upon the personal circumstances of individual holders of stock and the tax requirements applicable to residents of countries other than the United States.

With respect to an award, unless a participant makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) election”), as described below, Class B Restricted Stock awards generally are not taxable at grant, but the participant will generally recognize ordinary compensation income when the Class B Restricted Stock ceases to be subject to a “substantial risk of forfeiture” (i.e., when the shares become vested) in an amount equal to the fair market value of the shares of Restricted Stock that vest. Dividends paid to a participant on the unvested shares of Class B Restricted Stock where no Section 83(b) election is made are treated as compensation income of the participant in the year received. The participant’s holding period for purposes of calculating long-term capital gains will not begin to run until the shares vest and become unrestricted.

However, a participant may make a Section 83(b) election within 30 days of receiving an award, and thereby recognize ordinary taxable income in the year of grant equal to the market value of the shares of Class B Restricted Stock on the grant date. If a participant makes a timely Section 83(b) election, the participant will not recognize any additional income when the Class B Restricted Stock vests and is no longer subject to a substantial risk of forfeiture, if ever. Any dividends received on stock subject to a Section 83(b) election will be treated as ordinary dividend income. Where a Section 83(b) election is made, a participant’s holding period for long-term capital gains purposes begins to run on receipt of the Class B Restricted Stock. A forfeiture of Restricted Stock after a Section 83(b) election is made, even though the participant has included the stock as income, does not entitle the participant to a tax-deductible loss if no amount was paid for the Restricted Stock by the participant. Subject to satisfying applicable income reporting requirements, the Company should be entitled to a deduction for federal income tax purposes equal to and at the same time as the compensation income recognized by the participant receiving the award.

Plan Benefits
As of the date of this Proxy Statement, no awards have been granted under the Restricted Stock Plan. If the Company’s stockholders approve the adoption of the Restricted Stock Plan, awards will be made at the discretion of the Compensation Committee. Accordingly, it is not presently possible to determine the benefits or amounts that (i) will be received in the future by persons eligible to participate in the Restricted Stock Plan or (ii) would have been received by such persons pursuant to the Restricted Stock Plan during the past fiscal year if the Restricted Stock Plan had been in effect at that time.

Vote Required; Board Recommendation
The approval of the adoption of the Restricted Stock Plan requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 3.

PROPOSAL 4
APPROVAL OF AN AMENDMENT TO THE EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE PURSUANT TO AWARDS

We are seeking stockholder approval of an amendment to the Equity Incentive Plan to increase the number of shares authorized for issuance pursuant to awards under the Equity Incentive Plan by 1,000,000 shares of Class A common stock, from 2,000,000 to 3,000,000 shares of Class A common stock (the “Plan Amendment”).

Background and Purpose of the Proposal
The Equity Incentive Plan was initially approved by our stockholders in August 2016. In April 2018, prior to our initial public offering in May 2018, our stockholders approved the amendment and restatement of the Equity Incentive Plan. The Equity Incentive Plan was also amended in May 2019 by the Compensation Committee.
The Equity Incentive Plan has served as an important part of our overall compensation program. The Equity Incentive Plan is the only compensation plan under which we grant equity-based awards to our employees, contractors and outside directors. Accordingly, we believe that the Equity Incentive Plan is critical to our ability to attract, motivate and retain key employees, and thus plays a significant role in our continued success. Further, as employees, contractors and outside directors acquire and/or increase their ownership interest in the Company, their interests are more closely aligned with the interests of our stockholders.
The purpose of the proposed Plan Amendment is to increase the number of shares of Class A common stock that we may issue pursuant to awards under the Equity Incentive Plan by 1,000,000 shares. As a company, we have grown significantly since our initial public offering in May 2018. For example, as of September 30, 2018, we had 572 salaried employees. As of September 30, 2023, we had 1,146 salaried employees. This growth in headcount has resulted in a significant increase in the number of employees eligible to receive Equity Incentive Plan awards. As of January 22, 2024, 237,208 shares of Class A common stock remained available for issuance for future awards under the Equity Incentive Plan. We expect that the shares currently reserved for issuance pursuant to awards under the Equity Incentive Plan will soon be exhausted. Accordingly, based on the recommendation of the Compensation Committee, the Board of Directors unanimously adopted the Plan Amendment, subject to the approval of our stockholders at the Annual Meeting.
Based on historical equity grant practices and our expectations regarding our growth, we estimate that if the Plan Amendment is not approved by our stockholders at the Annual Meeting, the number of shares currently reserved for issuance pursuant to awards under the Equity Incentive Plan will be insufficient to make more than one Company-wide grant of equity awards to eligible participants. If our stockholders do not approve the Plan Amendment at the Annual Meeting, the Equity Incentive Plan will continue in effect in its current form, and we will continue to grant equity awards under the Equity Incentive Plan until the shares of Class A common stock reserved for issuance pursuant to awards thereunder are exhausted. At that time, we will lose an important compensation tool that is designed to attract, motivate and retain highly qualified talent and more closely align our employees’ interests with our stockholders’ interests.
If the Plan Amendment is approved by our stockholders at the Annual Meeting, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares of Class A common stock available for issuance under the Equity Incentive Plan, as well as previously issued shares that have been forfeited and returned to the Equity Incentive Plan.

Text of the Amendment
The Plan Amendment increases the maximum number of shares of Class A common stock that we may issue pursuant to awards under the Equity Incentive Plan by 1,000,000 shares, from 2,000,000 to 3,000,000. To reflect such increase, Section 4(a) of the Equity Incentive Plan would be amended and restated in its entirety as follows:
“(a) Share Reserve. Subject to adjustment under Section 14(a), the maximum aggregate number of Shares that may be issued on exercise or vesting of all Awards under the Plan is 3,000,000 Shares, all of which may be used for any Awards. Each Share subject to any Award granted hereunder will be counted against the Share reserve on the basis of one Share for every Share subject thereto.”

Description of the Plan
The following is a brief description of certain key provisions of the Equity Incentive Plan, as amended by the Plan Amendment. A copy of the Plan Amendment is included as Appendix B to this Proxy Statement. The following description is qualified in its entirety by reference to the Equity Incentive Plan, which was filed as Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on April 23, 2018, and the First Amendment, which was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on August 9, 2019.
Administration. The Equity Incentive Plan is generally administered by the Board, or a committee of the Board as is designated by the Board to administer the Equity Incentive Plan (the “Administrator”). Currently, the Equity Incentive Plan is administered by our Compensation Committee pursuant to its terms and all applicable state, federal or other rules or laws. The Administrator has the power to determine to whom and when awards are granted, determine the number of shares for awards, construe and interpret the Equity Incentive Plan, prescribe and interpret the terms and provisions of each award (the terms of which may vary), accelerate the exercise terms of an award, delegate duties under the Equity Incentive Plan and execute all other responsibilities permitted or required thereunder, as set forth in the Equity Incentive Plan.
Eligibility. Employees, non-employee directors and consultants of us and our affiliates, as selected by the Administrator, are eligible to receive awards under the Equity Incentive Plan. As of January 22, 2024, we had approximately 4,360 employees, 10 consultants, and six non-employee directors.
Securities to be Offered. Subject certain adjustments, the maximum number of shares of our Class A common stock authorized for issuance under the Equity Incentive Plan is currently 2,000,000 (the “Share Pool”), with 237,208 shares of Class A common stock remaining available for issuance for future awards as of January 22, 2024. If the Plan Amendment is approved, the Share Pool will be 3,000,000 shares of Class A common stock, resulting in 1,237,208 shares of Class A common stock remaining available for issuance for future awards (assuming the Plan Amendment was adopted as of January 22, 2024).
If an award under the Equity Incentive Plan is forfeited, settled for cash or expires without the actual delivery of shares, any shares subject to such award will revert to the Share Pool and again be available for issuance pursuant to new awards under the Equity Incentive Plan. Notwithstanding the foregoing, shares used to pay the exercise price of an option or to satisfy a participant’s tax obligations for an award, whether tendered to or withheld by us, will not be available again for other awards under the Equity Incentive Plan.
Types of Awards.
Options. We may grant options to eligible persons including: (i) incentive stock options (only to our employees or those of our subsidiary or parent corporations) which comply with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) nonqualified stock options that are not intended to be incentive stock options. The exercise price of each option granted under the Equity Incentive Plan will be stated in the award agreement and may vary; however, the exercise price for an option will not be less than the fair market value per share of our Class A common stock as of the date of grant (or 110% of the fair market value for incentive stock options granted to holders of more than 10% of the voting power of all classes of stock of us or any of our subsidiary or parent corporations), nor will the option be re-priced without the prior approval of our stockholders. The fair market value per share of our Class A common stock is determined based on reported transactions on The Nasdaq Global Select Market. Options may be exercised as the Administrator determines, but not later than ten years from the date of grant (or five years in the case of incentive stock options granted to holders of more than 10% of the voting power of all classes of stock of us or any of our subsidiary or parent corporations). The Administrator will determine the methods and form of payment for the exercise price of an option as set forth in the Equity Incentive Plan (including, in the discretion of the Administrator, payment by promissory note or by withholding of otherwise deliverable shares) and the methods and forms in which our Class A common stock will be delivered to a participant. No dividends or dividend equivalents will be paid on any option.
Stock Appreciation Rights. A stock appreciation right is the right to receive an amount equal to the excess of the fair market value of one share of our Class A common stock on the date of exercise over the grant price of the stock appreciation right, payable in shares or if permitted by the Administrator, in cash or any combination thereof as set forth in the award. A stock appreciate right may be granted alone or in tandem with all or part of an option. The per share grant price of a stock appreciation right will be determined by the Administrator, but in no event will the grant price be less than the fair market value of our Class A common stock on the date of grant, determined as described for options above. The Administrator will have the discretion to determine other terms and conditions of a stock appreciation rights award. No dividends or dividend equivalents will be paid on any outstanding stock appreciation right.

Restricted Stock Awards. A restricted stock award is a grant of shares of our Class A common stock subject to a risk of forfeiture, performance conditions, restrictions on transferability or any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of the award agreement, the holder of a restricted stock award will have rights as a stockholder, including the right to vote the shares subject to the restricted stock award or to receive dividends on the shares subject to the restricted stock award during the restriction period. The Administrator will provide, in the award agreement, whether the restricted stock will be forfeited upon certain terminations of employment. Unless otherwise determined by the Administrator, Class A common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock award with respect to which such Class A common stock or other property has been distributed.
Restricted Stock Units. Restricted stock units are rights to receive shares of our Class A common stock, cash or a combination of both stock and cash at the end of a specified period. The Administrator may subject restricted stock units to restrictions (which may include a risk of forfeiture) to be specified in the award agreement, which restrictions may lapse at such times determined by the Administrator. Restricted stock units may be settled by delivery of our Class A common stock, cash equal to the fair market value of the specified number of shares covered by the restricted stock units or any combination thereof determined by the Administrator at the date of grant or thereafter. The participant will not be entitled to receive dividends or dividend equivalents unless the award agreement specifically provides for such rights.
Performance Awards. The vesting, exercise or settlement of awards may be subject to achievement of specified objective or subjective performance goals based on one or more business criteria set forth in the Equity Incentive Plan. The Administrator may use one or more of the following criteria in establishing performance goals for such performance awards:
•revenues;
•earnings before all or any of interest expense, taxes, depreciation and/or amortization;
•funds from operations;
•funds from operations per share;
•operating income;
•operating income per share;
•pre-tax or after-tax income;
•net cash provided by operating activities;
•cash available for distribution;
•cash available for distribution per share;
•working capital and components thereof;
•sales (net or gross) measured by product line, territory, customer or customers or other category;
•return on equity or average stockholders’ equity;
•return on assets;
•return on capital;
•enterprise value or economic value added;
•share price performance;
•improvements in our attainment of expense levels;
•implementation or completion of critical projects;
•improvement in cash-flow (before or after tax);
•net earnings;
•earnings per share;
•earnings from continuing operations;
•net worth;
•credit rating;
•levels of expense, cost or liability by category, operating unit or any other delineation;
•any increase or decrease of one or more of the foregoing over a specified period; or
•the occurrence of a Change in Control (as defined in the Equity Incentive Plan).
A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or with respect to a participant, one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, facilities, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. Performance goals may differ from performance awards granted to any one participant or to different participants.

The Administrator may provide in any performance award for the inclusion or exclusion of the effect on reported financial results of any of the following events or occurrences: asset write-downs; litigation or claim judgments or settlements; changes in tax laws, accounting principles or other laws or provisions; reorganization or restructuring programs, including share repurchasing programs; acquisitions or divestitures; foreign currency exchange translation gains or losses; any loss from a discontinued operation as described in Accounting Standards Codification Topic 360; goodwill impairment charges; revenue or earnings attributable to a minority ownership in another entity; any amounts accrued by us or any subsidiary pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and gains and losses that are treated as extraordinary items under Accounting Standards Codification Topic 225. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies on a per share basis, against our performance as a whole or against particular of our entities, segments, operating units or products, on a pre-tax or after-tax basis, in tandem with any other performance goal, or otherwise as the Administrator may determine.
Other Stock-Based Awards. The Administrator may grant other stock-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on our Class A common stock, including, without limitation, dividend equivalent rights.
Director Awards. Each non-employee director will be eligible to receive discretionary grants of awards under the Equity Incentive Plan. Subject to capitalization adjustment as set forth in the Equity Incentive Plan, the aggregate dollar value of awards (calculated as the date of grant fair value of such awards for financial reporting purposes) granted under the Equity Incentive Plan or otherwise during any calendar year to any non-employee director will not exceed $750,000, rounded up to the nearest full share. The foregoing limit may be multiplied by two with respect to awards granted in the calendar year in which a non-employee director is first granted awards.
No Repricing of Options or Stock Appreciation Rights. The Administrator may not, without the approval of our stockholders, “reprice” any stock option or stock appreciation right, provided that nothing shall prevent the Administrator from making adjustments to awards upon changes in capitalization, exchanging or cancelling awards upon a merger, consolidation, or recapitalization, or substituting awards for awards granted by other entities, to the extent permitted by the Equity Incentive Plan.
Vesting; Termination of Service. The Administrator, in its sole discretion, may determine at the time of grant or at any time thereafter that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its grant date, or until the occurrence of one or more specified events, subject in any case to the terms of the Equity Incentive Plan. If the Administrator imposes conditions upon vesting, then, subsequent to the grant date, the Administrator may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested, including upon a Change in Control. The Administrator may impose on any award, at the time of grant or thereafter, such additional terms and conditions as the Administrator determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service or in the event that a participant engages in certain activities that are harmful to us (i.e., for Cause (as defined in the Equity Incentive Plan)). In general, unless otherwise provided in an award agreement, unvested awards are forfeited upon a termination of service, and vested options and stock appreciation rights are exercisable during the periods set forth in the Equity Incentive Plan or otherwise in the award agreement.
Change in Control and Other Corporate Transactions. In the event of a Change in Control (as defined in the Equity Incentive Plan) or certain other significant corporate transactions, outstanding awards will be treated as the Administrator determines in its discretion. The Administrator may arrange for continuation or assumption of awards, or substitution of equivalent awards of the surviving entity or its parent; cancel awards in exchange for cash or securities in an amount equal to the value of vested awards, or to the difference between the value of the underlying shares of our Class A common stock, and the exercise price for vested options and stock appreciation rights; or cancel outstanding awards without payment of any consideration, in which case participants will be given a period during which to exercise their awards prior to the transaction.
Clawback; Recoupment. We may clawback or recoup all or any portion of any shares or cash paid to a participant in connection with an award, in accordance with the terms of any clawback or recoupment policy, as set forth in the Equity Incentive Plan and approved by the Board of Directors from time to time.

Plan Amendment or Termination. Our Board of Directors or our Compensation Committee may amend or terminate the Equity Incentive Plan. However, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. In addition, our Board of Directors or our Compensation Committee may amend awards granted under the Equity Incentive Plan, but no amendment may impair the rights of a participant under any outstanding award without his or her consent. The Equity Incentive Plan will remain in effect until, and terminate on, August 18, 2026, unless earlier terminated by our Board of Directors or our Compensation Committee pursuant to the terms of the Equity Incentive Plan.

Federal Income Tax Consequences
The following is a brief summary of certain federal income tax consequences relating to the Equity Incentive Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or non-U.S. tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.
Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Code Section 409A are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, restricted stock units and certain types of restricted stock are subject to Code Section 409A.
Incentive Stock Options. A participant will not recognize income at the time an incentive stock option is granted. When a participant exercises an incentive stock option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the Class A common stock with respect to which the participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the shares over $100,000 will be treated as nonqualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were nonqualified stock options. In addition to the foregoing, if the fair market value of the shares received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status. The tax treatment of any shares acquired by exercise of an incentive stock option will depend upon whether the participant disposes of his or her shares prior to two years after the date the incentive stock option was granted or one year after the shares were transferred to the participant (the “Holding Period”). If a participant disposes of shares acquired by exercise of an incentive stock option after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares. If the participant disposes of shares acquired by exercise of an incentive stock option prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the shares is greater than the fair market value of the shares on the exercise date, then the difference between the incentive stock option’s exercise price and the fair market value of the shares at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the shares will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the shares will be treated as capital gain. However, if the price received for shares acquired by exercise of an incentive stock is less than the fair market value of the shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the shares.
Nonqualified Stock Options. A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the exercise price and any higher market value of the shares on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for the shares acquired under a nonqualified stock option will be equal to the exercise price paid for such shares, plus any amounts included in the participant’s income as compensation. When a participant disposes of shares acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Exercise Price is Paid for in Shares of Class A Common Stock. If a participant pays the exercise price of a nonqualified stock option with previously-owned shares of our Class A common stock and the transaction is not a disqualifying disposition of shares previously acquired under an incentive stock option, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise. If the use of previously acquired shares to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of shares previously acquired under an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the incentive stock option, over the aggregate exercise price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.
Restricted Stock. A participant who receives a grant of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares granted as restricted stock at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives restricted stock may make an election under Code Section 83(b) within 30 days of the date of transfer of the shares to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares. If a participant does not make an election under Code Section 83(b), then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of the sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain or loss depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.
Stock Appreciation Rights. Generally, a participant who receives a stand-alone stock appreciation right will not recognize taxable income at the time the stand-alone stock appreciation right is granted, provided that the stock appreciation right is exempt from, or complies with, Code Section 409A. If a participant receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a participant receives the appreciation inherent in the stock appreciation rights in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of stock appreciation rights. However, upon the exercise of a stock appreciation right, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.
Other Awards. In the case of an award of restricted stock units, performance awards, dividend equivalent rights, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from, or complies with, Code Section 409A. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.
Federal Tax Withholding. Any ordinary income realized by a participant upon the exercise or grant of an award under the Equity Incentive Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any shares, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Subject to the discretion of the Administrator, such payment may be made by (i) cash payment; (ii) authorizing the Company to withhold a number of shares from the shares otherwise issuable to the participant as a result of the exercise or acquisition of shares under the award, the fair market value of which does not exceed either the maximum statutory tax rates in the participant’s applicable jurisdictions or the amount of tax required to be withheld by law, and in which case the award will be surrendered and cancelled with respect to the number of shares retained by the Company (provided that to the extent such direction would result in the Company withholding fractional shares, the number of shares to be withheld will be rounded down to the nearest whole and the participant must pay the remainder of the withholding obligation in cash or by certified or bank check); (iii) delivering to the Company previously owned and unencumbered shares or (iv) execution of a recourse promissory note by a participant. Notwithstanding the foregoing, at any time that the Company is an “issuer” as defined in Section 2 of the Sarbanes-Oxley Act of 2002, no director, executive officer (or equivalent thereof) or affiliate of the Company will be permitted to pay any portion of the tax withholding with respect to any award with a promissory note or in any other form that could be deemed a prohibited personal loan under Section 13(k) of the Exchange Act. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year. Deferred compensation that is subject to Code Section 409A will be subject to certain federal income tax withholding and reporting requirements.
Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).
Million Dollar Deduction Limit and Other Tax Matters. The Company may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Code Section 162(m)), which include an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is the Company’s principal executive officer, principal financial officer, an individual who is among the three highest compensated officers for the taxable year (other than an individual who was either the Company’s principal executive officer or its principal financial officer at any time during the taxable year), or anyone who was a covered employee for purposes of Code Section 162(m) for any tax year beginning on or after January 1, 2017. This limitation on deductions only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and may not apply to certain types of compensation, such as qualified performance-based compensation, that is payable pursuant to a written, binding contract (such as an award agreement) that was in place as of November 2, 2017, so long as the contract is not materially modified after that date. To the extent that compensation is payable pursuant to an Equity Incentive Plan award granted on or before November 2, 2017, and if the Company determines that Code Section 162(m) will apply to any such awards, the Company intends that the terms of those awards will not be materially modified and will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.
Change in Control. If an individual’s rights under the Equity Incentive Plan are accelerated as a result of a Change in Control and the individual is a “disqualified individual” under Code Section 280G, then the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Code Section 280G, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by the Company of a compensation deduction.

Plan Benefits
Awards granted under the Equity Incentive Plan, as amended by the Plan Amendment (the “Amended Equity Incentive Plan”), will be made at the discretion of the Administrator. Accordingly, it is not presently possible to determine the benefits or amounts that (i) will be received in the future by persons eligible to participate in the Amended Equity Incentive Plan or (ii) would have been received by such persons pursuant to the Amended Equity Incentive Plan during the past fiscal year if the Amended Equity Incentive Plan had been in effect at that time.

The market value of a share of our Class A common stock is $43.17 per share based on the closing price of our Class A common stock on January 22, 2024.

Vote Required; Board Recommendation
The approval of the Plan Amendment requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
The Board unanimously recommends that the stockholders vote “FOR” Proposal 4.

OTHER MATTERS
As of the date of this Proxy Statement, the Board does not know of any business that will be presented for consideration at the Annual Meeting other than as specified herein and in the Notice, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with applicable law and their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS
In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and form of proxy for the 2025 Annual Meeting of Stockholders pursuant to the proposal process prescribed by Rule 14a-8, the proposal must be received by the Secretary of the Company at Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, on or before September 28, 2024. However, pursuant to Rule 14a-8, if the 2025 Annual Meeting of Stockholders is held on a date that is before February 18, 2025 or after April 19, 2025, then a stockholder proposal submitted for inclusion in the proxy statement for the 2025 Annual Meeting of Stockholders must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2025 Annual Meeting of Stockholders.
If a stockholder is (i) submitting a proposal outside the proposal process mandated by Rule 14a-8 to be presented at the 2025 Annual Meeting of Stockholders or (ii) nominating an individual for election as a director at the 2025 Annual Meeting of Stockholders, in each case pursuant to the advance notice provisions of the Company’s Amended and Restated By-laws, the proposal or nomination must be received by the Secretary of the Company at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303 not earlier than November 20, 2024 or later than December 20, 2024, together with the necessary supporting documentation required under that by-law provision; provided, however, that if and only if the 2025 Annual Meeting of Stockholders is not scheduled to be held between February 18, 2025 and May 19, 2025, then such stockholder’s proposal or nomination must be received by the Secretary of the Company at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303 not earlier than the 120th day before the date of the 2025 Annual Meeting of Stockholders and not later than the later of (i) the 90th day before the date of the 2025 Annual Meeting of Stockholders or (ii) the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made by the Company.

ANNUAL REPORT ON FORM 10-K
You may receive a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 without charge by sending a written request to Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, Attention: Secretary.

Appendix A

CONSTRUCTION PARTNERS, INC.
2024 RESTRICTED STOCK PLAN
ARTICLE I
Purpose
The purpose of this Plan is to provide for payment in shares of Restricted Stock of the retainers and other compensation of members of the Board and certain of the Company’s employees and consultants. The Plan is intended to provide Participants with a larger equity interest in the Company, to enhance the commonality of interests between Participants and the stockholders of the Company, and to provide an effective mechanism for the Company to attract and retain well-qualified individuals to serve as directors, employees and consultants of the Company.
ARTICLE II
Definitions
For purposes of this Plan, the following terms will have the meanings set forth below:
“Affiliate” means any parent or direct or indirect subsidiary of the Company, whether now or hereafter existing.
“Award” means a grant of Restricted Stock under the Plan, subject to the terms and conditions of the Plan and the applicable Award Agreement.
“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical to other Award Agreements.
“Board” means the Board of Directors of the Company.
“Change in Control” means (i) a sale of all or substantially all of the equity or assets of the Company to an unrelated Person, or (ii) any merger or consolidation of the Company with another Person if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the Majority Holders have the power to designate or approve a majority of the members of the board of directors of the surviving corporation. The foregoing notwithstanding, a transaction will not constitute a Change in Control if (a) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before the transaction; (b) it constitutes a public offering that results in any security of the Company being listed (or approved for listing), or designated (or approved for designation) as a security on any Established Securities Market; (c) solely because 50% or more of the total voting power of the Company’s then-outstanding securities is acquired by a trustee or other fiduciary holding securities under one or more employee benefit plans of the Company or any Affiliate thereof, or any company that, immediately before the acquisition, is owned directly or indirectly by the Company’s stockholders in substantially the same proportion as their ownership of stock in the Company immediately before the acquisition; or (d) it results solely from a change in ownership of an existing stockholder of the Company or from a conversion of Stock into shares of the Company’s Class A common stock, par value $0.001 per share.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with ARTICLE VI.
“Company” means Construction Partners, Inc., a Delaware corporation, or any successor thereto.
“Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or an Affiliate under a written agreement, which services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
“Director” means a member of the Board.

“Disability” means the Participant’s inability to substantially perform his or her duties to the Company or any Affiliate by reason of a medically determinable physical or mental impairment that is expected to last for a period of six months or longer or to result in death. The Committee will determine whether an individual has a Disability under procedures established by the Committee.
“Effective Date” means the date on which the stockholders of the Company approve the Plan.
“Employee” means a common law or statutory employee of the Company or an Affiliate. Mere service as a Director or payment of a Director’s fee by the Company or an Affiliate is not sufficient by itself to constitute being an Employee.
“Established Securities Market” has the meaning set forth in Treasury Regulation Section 1.897-1(m) or any successor regulation thereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of the date of any valuation event, the value per Share determined using a presumptively reasonable valuation method under Treasury Regulation Section 1.409A-1(b)(5)(iv). Without limiting the generality of the foregoing, on any date on which shares of Stock are not readily tradable on an Established Securities Market, the Committee will determine the Fair Market Value through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Committee, by reference to the public trading price of the Company’s Class A common stock, par value $0.001 per share, and such determination will be conclusive and binding on all Persons for purposes of this Plan.
“Majority Holders” means, with respect to a particular point in time, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any two (2) or more persons acting as a partnership, syndicate or other such group, holding greater than 50% of the voting power of all classes of the Company’s outstanding common stock at such time.
“Participant” means any Employee, Director or Consultant of the Company or any Affiliate to whom an Award is granted under the Plan or, if applicable, such other Person who holds an outstanding Award.
“Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, governmental entity or political subdivision thereof or any other entity, and includes a syndicate or group as those terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.
“Plan” means this Construction Partners, Inc. 2024 Restricted Stock Plan, as amended from time to time.
“Restricted Stock” means Stock issued pursuant to the Plan.
“Restricted Period” means the period of time during which the transfer of shares of Restricted Stock shall be restricted and be subject to forfeiture.
“Rule 16b-3” means the exemption under Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, or any successor to such rule, as in effect from time to time.
“Section 83(b) Election” means an election by a recipient of Restricted Stock to immediately recognize ordinary compensation income in an amount equal to the Fair Market Value of the Restricted Stock on the date of grant pursuant to Section 83(b) of the Code.
“Stock” means the Class B common stock, $0.001 par value, of the Company.
ARTICLE III
Stock Subject to Plan; Adjustments
3.1 Share Reserve. Subject to adjustment as provided in Section 3.3 below, the maximum aggregate number of shares of Stock that may be issued on the exercise or vesting of all Awards under the Plan is 2,000,000 shares, all of which may be used for any Awards. Each share of Stock subject to any Award granted hereunder will be counted against the share reserve on the basis of one share for every share subject thereto.
3.2 Source of Shares. Restricted Stock may consist, in whole or in part, of (a) authorized and unissued Stock, (b) Stock reacquired by the Company through purchase in private transactions, (c) Stock held by the Company as treasury shares or (d) Stock that was previously subject to an Award but forfeited pursuant to the terms of this Plan.

3.3 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend or other distribution (whether in the form of cash, shares of Stock, other securities or other property), Stock split, reverse Stock split, combination, repurchase, or exchange of shares of Stock or other securities of the Company, or other similar corporate transactions or events or change in corporate structure affecting the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits and potential benefits intended to be made available under the Plan, the Committee, in such a manner as it deems equitable, shall make an appropriate substitution or adjustment in (a) the aggregate number of shares reserved for issuance under the Plan, and (b) the kind, number and price of shares subject to outstanding Restricted Stock Awards granted under the Plan; provided that the number of shares subject to any Award shall always be a whole number. Such substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion, and shall be conclusive and binding for purposes of the Plan.
ARTICLE IV
Eligibility
Each individual who satisfies the definition of a Participant as of the date of any grant made pursuant to the Plan shall be eligible to be selected by the Committee to receive an Award.
ARTICLE V
Effective Date; Duration
Following adoption by the Board, the Plan becomes effective on the Effective Date. The Plan shall terminate ten (10) years from the Effective Date, unless terminated earlier pursuant to ARTICLE IX, and no Awards may be granted under the Plan thereafter.
ARTICLE VI
Administration
6.1 General. The Compensation Committee of the Board shall administer the Plan and serve as the Committee hereunder unless and until the Board delegates administration to a different Committee or vests authority in the Board for the administration of the Plan. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (a) construe and interpret the Plan and apply its provisions; (b) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (c) authorize any Person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) determine when Awards are to be granted under the Plan; (e) select, subject to the limitations set forth in the Plan, those Participants to whom Awards will be granted; (f) determine the number of Shares to be made subject to each Award; (g) prescribe the terms and conditions of each Award, including, without limitation, the form and amount of consideration therefor and vesting provisions, and to specify the provisions of the Award Agreement relating to the grant or sale; (h) subject to the restrictions applicable under ARTICLE IX, amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting or the other terms of any outstanding Award; (i) make decisions with respect to outstanding Awards that may become necessary on a Change in Control or an event that triggers capital adjustments; and (j) exercise discretion to make any and all other determinations that it may determine to be necessary or advisable for administration of the Plan.
6.2 Committee Discretion Binding. Unless otherwise expressly provided under the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all persons, including the Company, any Participant, any holder or beneficial owner of Restricted Stock and any stockholder of the Company, unless a decision is determined by a court having jurisdiction to be arbitrary and capricious.
6.3 Limitation of Liability. Neither a member of the Committee nor a Participant shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or Participant or by any agent to whom duties in connection with the administration of the Plan have been delegated.
6.4 Indemnification. In addition to such other rights of indemnification as they may have as directors or members of the Committee, and to the extent allowed by applicable law, the Company will indemnify the members of the Committee against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal thereof, to which the members of Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (subject, however, to the Company’s approval of the settlement, which approval the Company will not unreasonably withhold) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding that the Committee did not act in good faith and in a manner that the member reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was lawful. Notwithstanding the foregoing, it is a condition precedent to the Company’s obligations in this Section 6.4 that, within 60 days after institution of any such action, suit or proceeding, the Committee member offer the Company in writing the opportunity at its own expense to handle and defend the action, suit or proceeding.
ARTICLE VII
Restricted Stock
7.1 Award of Restricted Stock; Award Agreement. The Committee may grant an Award of Restricted Stock to a Participant. The aggregate dollar value of Awards granted under the Plan during any fiscal year to any Participant will not exceed $825,000, rounded up to the nearest full share. Each Award shall be evidenced by a written Award Agreement in such form and containing such terms, conditions, and Restricted Period as the Committee determines to be appropriate. The terms and conditions of the Award may change from time to time, and the terms and conditions of separate Awards need not be identical, but each Award must be consistent with the requirements set forth in this Plan.
7.2 Consideration. The consideration for shares of Stock acquired under an Award (a) shall be determined by the Committee, (b) shall be set forth in the applicable Award Agreement and (c) may be stated as cash, property, services rendered or to be rendered to the Company or any other form of legal consideration that may be acceptable to the Committee in its discretion. Stock acquired in connection with an Award may be issued for such consideration, having a value not less than the par value thereof, as may be determined by the Committee. Notwithstanding the foregoing, at any time that the Company is an “issuer” as defined in Section 2 of the Sarbanes-Oxley Act of 2002, no Participant shall be permitted to acquire Restricted Stock in consideration of a promissory note or in any other form that could be deemed a prohibited personal loan under Section 13(k) of the Exchange Act.
7.3 Restricted Period. An Award, and any Stock acquired thereunder, may, but need not, be subject to a Restricted Period that specifies a repurchase right in favor of the Company, or forfeiture where the consideration was in the form of services, in accordance with a vesting schedule to be determined by the Committee. The Committee in its discretion may provide for an acceleration of vesting in the terms of any Award, at any time, including upon a Change in Control. The Committee in its discretion may grant an Award that is, in whole or in part, vested upon grant and not subject to a Restricted Period.
7.4 Vesting; Forfeiture. Subject to the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee (including, without limitation, the Participant’s satisfaction of any applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Award will lapse and the Participant will become fully vested in the number of shares of Stock with respect to which the restrictions have lapsed, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of the applicable Award. In the event that a Participant shall cease to satisfy the definition of a Participant for any reason other than those set forth in Section 7.8 below, the Participant, or former Participant, as the case may be, shall, for no consideration, forfeit to the Company all shares of Restricted Stock issued pursuant to this Plan that have not previously vested.
7.5 Transferability of Awards. Except as otherwise provided by the Committee, no Restricted Stock awarded under this Plan shall be transferred, sold, exchanged, pledged or otherwise disposed of by a Participant during the Restricted Period, other than (a) by the Participant’s last will and testament, (b) by the applicable laws of descent and distribution or (c) as otherwise determined by the Committee. The provisions of the Plan shall apply to and be binding upon the beneficiaries, distributees and personal representatives, and any successors in interest, of such Participant.
7.6 Voting; Dividend Rights. Unless otherwise provided by the Committee in an Award Agreement, the holder of shares of Restricted Stock shall be entitled to vote such shares and shall be entitled to dividends during the Restricted Period; provided, however, that any dividends paid on shares of Restricted Stock will be held by the Company, without interest, until such time as the Restricted Period on the related shares of Restricted Stock lapses, and will be forfeited if the underlying Restricted Stock is forfeited prior to the end of the Restricted Period.
7.7 Delivery of Restricted Stock. Shares of Restricted Stock shall be delivered to the Participant on the grant date either by book-entry registration or by delivering to the Participant, or to a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the applicable Participant. Any physical certificates or book entries representing shares of the Restricted Stock shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Shares.

7.8 Accelerated Vesting. In the event of a Change in Control of the Company or the death or Disability of the Participant, the Restricted Period will be deemed to have lapsed and all conditions will be deemed to have been satisfied, and all Awards granted to such Participant under this Plan shall become one hundred percent (100%) vested as of the date of the Change in Control, the death or the Disability, as the case may be.
7.9 Recoupment for Restatements. Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, approved by the Company’s Board from time to time.
ARTICLE VIII
Withholding of Tax; Section 83(b) Election
8.1 Tax Matters. Unless a Participant makes a Section 83(b) Election, the Participant will recognize taxable income on each vesting date in respect of the shares of Restricted Stock vesting thereupon, and the Company shall report such income to the appropriate taxing authorities in respect of the vesting shares of Restricted Stock as it determines to be necessary and appropriate. The Participant shall be responsible for payment of any taxes due on income in respect of the Restricted Stock; provided, that if the Committee determines that applicable taxation laws require or permit the Company to withhold for remittance to a taxing authority any amount on the vesting of any shares of Restricted Stock, the Committee may provide in any Award Agreement that the Company will (a) require the Participant to pay to the Company such amount as the Company is obligated to remit to such taxing authority, or (b) withhold a number of shares of Stock from the shares otherwise issuable to the Participant having an aggregate Fair Market Value equal to the Participant’s estimated tax liability under the maximum statutory tax rates in any applicable jurisdictions, in which case the Award will be surrendered and cancelled with respect to the number of shares of Stock retained by the Company (provided, that, to the extent that such procedure would result in the Company withholding fractional shares of Stock, the number of shares to be withheld will be rounded down to the nearest whole share, and the Participant shall pay the remainder of such amount in cash or by certified or bank check).
8.2 Section 83(b) Election Procedure. If a Participant makes a Section 83(b) Election with respect to the shares of Restricted Stock under an Award, the Participant shall deliver to the Company a copy of such Section 83(b) Election and, to the extent applicable, pay to the Company, or make such other arrangements satisfactory to the Company to pay to the Company based on the Fair Market Value of the shares of Restricted Stock on the date of grant, any taxes required by law to be withheld with respect to the Restricted Stock at the time of the Section 83(b) Election. The Committee may, in its sole discretion, provide for payment of a concurrent cash award in an amount equal to all or part of the estimated after-tax amount required to satisfy applicable federal, state or local tax obligations arising from the receipt and deemed vesting of Stock for which a Section 83(b) Election may be required.
ARTICLE IX
Amendment; Termination
Unless applicable laws, regulations, or stock exchange listing standards provide otherwise, the Committee may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the Company’s stockholders, provided that no such termination or amendment shall adversely affect or impair any then-outstanding Award without the consent of the Participant holding that Award.
ARTICLE X
General Provisions
10.1 No Right to Continued Service. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant the right to continue to serve as a director, officer or employee of the Company or otherwise to be retained in the service of the Company.
10.2 No Right to Awards. Participants shall not have any claim to be granted Restricted Stock, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
10.3 Compliance with Legal Requirements. The Company, in the discretion of the Committee, may (a) issue Awards hereunder pursuant to one or more exemptions from registration under the Securities Act, including, without limitation, pursuant to Section 4(2) of the Securities Act, Regulation D of the Securities Act, or otherwise, or (b) postpone the issuance or delivery of Stock under any Award until (i) such Stock is registered or qualified under applicable law or listed on an Established Securities Market (ii) any other required action or condition under any state, federal or foreign law, rule or regulation is completed or satisfied. The Plan, the granting of Awards hereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and the Company may require any Participant to make such representations and furnish such information as the Company may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations. Without limiting the generality of the foregoing, to the extent that Section 16 of the Exchange Act applies to any Award and a provision of the Plan or any Award Agreement does not comply or is inconsistent with the requirements of Rule 16b-3 under the Exchange Act, such provision shall be construed or deemed to be amended or to be null and void to the extent necessary to conform to such requirements.
10.4 Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, excluding any choice of law provisions which may indicate the application of the laws of another jurisdiction.
10.5 Headings. Headings are given to the Articles and Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.
10.6 Plan Expenses. The expenses of the Plan shall be borne by the Company.

Appendix B

SECOND AMENDMENT
TO THE
CONSTRUCTION PARTNERS, INC.
2018 EQUITY INCENTIVE PLAN

This SECOND AMENDMENT TO THE CONSTRUCTION PARTNERS, INC. 2018 EQUITY INCENTIVE PLAN (this “Amendment”), dated as of [•], 2024, is made and entered into by Construction Partners, Inc., a Delaware corporation (the “Company”), subject to approval by the Company’s stockholders. Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Construction Partners, Inc. 2018 Equity Incentive Plan (as amended prior to the date hereof, the “Plan”).

RECITALS

WHEREAS, Section 15(a) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time;

WHEREAS, the Board desires to amend the Plan to increase the number of Shares that may be delivered pursuant to Awards under the Plan by an additional one million (1,000,000) Shares, for an aggregate maximum total of three million (3,000,000) Shares available under the Plan; and

WHEREAS, as of the date hereof, the Board resolved that the Plan be amended to increase the number of Shares that may be delivered pursuant to Awards under the Plan by an additional one million (1,000,000) Shares.

NOW, THEREFORE, in accordance with Section 15(a) of the Plan, the Company hereby amends the Plan, subject to and effective as of the date of stockholder approval hereof, as follows:

1. Section 4(a) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 4(a):

“(a) Share Reserve. Subject to adjustment under Section 14(a), the maximum aggregate number of Shares that may be issued on exercise or vesting of all Awards under the Plan is 3,000,000 Shares, all of which may be used for any Awards. Each Share subject to any Award granted hereunder will be counted against the Share reserve on the basis of one Share for every Share subject thereto.”

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

CONSTRUCTION PARTNERS, INC.

By:
Name:	Fred J. Smith, III
Title:	President and Chief Executive Officer

B-1

CPI CONSTRUCTION PARTNERS INC.
A LEADING INFRASTRUCTURE COMPANY

CONSTRUCTION PARTNERS, INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Construction Partners, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE COMMUNICATIONS
If you would like to reduce the costs incurred by Construction Partners, Inc. in mailing proxy materials, you can consent to receiving future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V29428-P02670

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONSTRUCTION PARTNERS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IN PROPOSAL 1.

Nominees:	**For**	**Withhold**
1a. Michael H. McKay	☐	☐
1b. Stefan L. Shaffer	☐	☐
1c. Noreen E. Skelly	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3 AND 4.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted FOR each of the nominees in Proposal 1 and FOR Proposals 2, 3 and 4.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

	Yes	**No**
Please indicate whether you plan to attend this meeting.	☐	☐

Please sign your name exactly as it appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on March 20, 2024:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

This communication presents only an overview of the more complete proxy materials. We encourage you to review all of the important information contained in the proxy materials before voting.

V29429-P02670

CONSTRUCTION PARTNERS, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Ned N. Fleming, III, Fred J. (Jule) Smith, III and Gregory A. Hoffman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Construction Partners, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Central Time, on March 20, 2024, at the Double Tree by Hilton, located at 2740 Ross Clark Circle, Dothan, Alabama 36301, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE